Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-170231-03

Prospectus Supplement

(To Prospectus dated March 31, 2011)

$877,560,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2011-4

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

You should carefully review the risk factors beginning on page S-14 of this prospectus supplement and page 11 of the accompanying prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in AmeriCredit Financial Services, Inc., AFS SenSub Corp. or any of their affiliates.

The issuing entity will issue -

•     six classes of notes that are offered by this prospectus supplement; and

•     one class of subordinated notes that is not offered by this prospectus supplement. These subordinated notes are anticipated to be privately placed primarily with institutional investors.

The notes -

•     are backed by a pledge of assets of the issuing entity. The assets of the issuing entity securing the notes will include a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700;

•     receive monthly distributions on the eighth day of each month, or, if not a business day, then on the next business day, beginning on October 11, 2011; and

•     currently have no trading market.

Credit enhancement for the notes offered by this prospectus supplement will consist of -

•     excess cashflow collected on the pool of automobile loan contracts;

•     overcollateralization resulting from the excess of the principal amount of the automobile loan contracts over the aggregate principal amount of the notes;

•     the subordination of each class of notes to those classes senior to it, including the subordination of the class of notes which is not being offered by this prospectus supplement to each class of notes being offered by this prospectus supplement; and

•     a reserve account that can be used to cover payments of timely interest, parity payments and ultimate principal on the notes.

	Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)	Underwriting Discounts	Proceeds to Seller (2)
Class A-1 Notes	$164,800,000	0.33907%	October 9, 2012	100.00000%	0.15%	99.85000%
Class A-2 Notes	$295,000,000	0.92%	March 9, 2015	99.99388%	0.25%	99.74388%
Class A-3 Notes	$178,078,000	1.17%	May 9, 2016	99.99756%	0.35%	99.64756%
Class B Notes	$69,231,000	2.26%	September 8, 2016	99.99068%	0.50%	99.49068%
Class C Notes	$85,942,000	3.08%	July 10, 2017	99.98317%	0.60%	99.38317%
Class D Notes	$84,509,000	4.08%	September 8, 2017	99.99597%	0.75%	99.24597%

	$877,560,000			$877,513,279	$3,103,598	$874,409,681

(1)	Plus accrued interest, if any, from September 20, 2011.
(2)	Before deducting expenses, estimated to be $700,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Credit Suisse	Deutsche Bank Securities		J.P. Morgan

Co-Managers solely with respect to the Class A Notes

Barclays Capital	Morgan Stanley	RBS	Wells Fargo Securities

Prospectus Supplement dated September 8, 2011.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

S-i

Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-ii

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•

We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•

This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	You should rely only on information provided or referenced in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

•

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

The depositor, AFS SenSub Corp., as registrant, filed with the Securities and Exchange Commission, or the Commission, under the Commission file number 333-170231, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, the servicer will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-170231-03. A copy of any reports may be obtained by any noteholder by request to the servicer.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

You can read and copy the registration statement and the reports referenced above at the public reference room at the Commission at 100 F Street N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

Summary of Transaction Parties (1)

AMERICREDIT FINANCIAL SERVICES, INC.
(Sponsor and Servicer)
Sponsor/Servicer
AFS SENSUB CORP.
(Depositor)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Trustee, Trust Collateral Agent and Backup Servicer)
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2011-4
(Issuing Entity)
WILMINGTON TRUST COMPANY
(Owner Trustee)
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B Notes
Class C Notes
Class D Notes
Class E Notes
Certificates

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationship between the key parties.

Flow of Funds(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2011-4, or the issuing entity, or the trust, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be a pool of sub-prime automobile loan contracts secured by new and used automobiles, light duty trucks and vans.

The Depositor

AFS SenSub Corp., or the depositor, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The depositor will sell the pool of sub-prime automobile loan contracts to the issuing entity.

The Sponsor and the Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the sponsor, or the servicer, is a Delaware corporation. AmeriCredit or an originating affiliate of AmeriCredit either purchased the automobile loan contracts without recourse from automobile dealers and other third-party lenders or directly originated the automobile loan contracts with consumers. AmeriCredit will sell the automobile loan contracts to the depositor and AmeriCredit will service the automobile loan contracts on behalf of the issuing entity.

The Trustee, Trust Collateral Agent and Backup Servicer

Wells Fargo Bank, National Association, or the trustee or the trust collateral agent or the backup servicer, is a national banking association. The trustee will serve as trustee and trust collateral agent pursuant to the indenture and as trust collateral agent and backup servicer pursuant to the sale and servicing agreement. The backup servicer will receive monthly pool data, confirm certain data on the monthly servicer reports and become successor servicer if AmeriCredit is terminated as servicer for any reason.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware trust company. Wilmington Trust Company serves not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the trust agreement.

Statistical Calculation Date

August 23, 2011. This is the date that was used in preparing the statistical information that is presented in this prospectus supplement.

Cutoff Date

September 13, 2011. The issuing entity will receive amounts collected on the automobile loan contracts after this date.

Closing Date

On or about September 20, 2011.

Description of the Securities

The issuing entity will issue seven classes of asset backed notes pursuant to the indenture. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes,” the “Class A-3 Notes,” the “Class B Notes,” the “Class C

Notes,” the “Class D Notes,” and the “Class E Notes.” The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are the “Class A Notes.”

A residual certificate representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement, but the residual certificate will be retained by the depositor or an affiliate of the depositor and is not being offered pursuant to this prospectus supplement.

The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are being offered by this prospectus supplement and are sometimes referred to as the publicly offered notes. The Class E Notes are not being offered by this prospectus supplement, and are anticipated to be privately placed primarily with institutional investors. The Class E Notes are sometimes referred to as the privately placed notes.

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following tables:

Publicly Offered Notes

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$164,800,000	0.33907%	October 9, 2012
A-2	$295,000,000	0.92%	March 9, 2015
A-3	$178,078,000	1.17%	May 9, 2016
B	$69,231,000	2.26%	September 8, 2016
C	$85,942,000	3.08%	July 10, 2017
D	$84,509,000	4.08%	September 8, 2017

Privately Placed Notes

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
E	$22,440,000	6.53%	January 8, 2019

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

The publicly offered notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your publicly offered notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of sub-prime automobile loan contracts and the other assets of the issuing entity which are described under the section of this summary entitled “The Trust Property.”

Distribution Dates

•

For as long as AmeriCredit is the servicer, the distribution date will be the eighth day of each month, subject to the business day rule set forth below, commencing on October 11, 2011. If AmeriCredit is no longer acting as servicer, the distribution date may be a different day of the month, subject to the business day rule set forth below.

•	Business day rule:

If any distribution date is not a business day, then the distribution due on that date will be made on the next business day.

•	Record dates:

The record date for each distribution date is the close of business on the business day immediately preceding that distribution date.

•	Collection periods:

The collection period for each distribution date will be the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the cutoff date to the close of business on September 30, 2011.

Payments

As further described under the section of this prospectus supplement entitled “Description of the Transaction Documents — Distributions—Distribution Date Payments,” the servicer will instruct the trust collateral agent to make the distributions from available funds on each distribution date in the following order of priority (except in those circumstances when the priority of payments set forth in “Events of Default” below is applicable):

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the related calendar month, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; to AmeriCredit, amounts deposited into the lockbox account but not related to interest, principal or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed the specified cap;

2.	to the trustee, the owner trustee, the backup servicer, the trust collateral agent, the lockbox bank and the lockbox processor, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum specified annual limit;

3.	to pay interest due on the Class A Notes;

4.	to pay principal to the extent necessary to reduce the principal balance of the Class A Notes to the pool balance, which amount will be paid out as described below under “Principal”;

5.	to pay the remaining principal balance of any Class A Notes on their respective final scheduled distribution dates;

6.	to pay interest due on the Class B Notes;

7.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the pool balance, which amount will be paid out as described below under “Principal”;
8.	to pay the remaining principal balance of the Class B Notes on their final scheduled distribution date;

9.	to pay interest due on the Class C Notes;

10.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the pool balance, which amount will be paid out as described below under “Principal”;

11.	to pay the remaining principal balance of the Class C Notes on their final scheduled distribution date;

12.	to pay interest due on the Class D Notes;

13.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the pool balance, which amount will be paid out as described below under “Principal”;

14.	to pay the remaining principal balance of the Class D Notes on their final scheduled distribution date;

15.	to pay interest due on the Class E Notes;

16.	to pay principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the pool balance, which amount will be paid out as described below under “Principal”;

17.	to pay the remaining principal balance of the Class E Notes on their final scheduled distribution date;

18.	to pay the Noteholders’ Principal Distributable Amount, which amount will be paid out as described below under “Principal”;

19.	to the reserve account, the amount necessary to achieve the specified reserve account amount;

20.	to pay principal to achieve the specified amount of overcollateralization, which amount will be paid out as described below under “Principal”;

21.	to pay each of the trustee, the owner trustee, the backup servicer, any successor servicer, the trust collateral agent, the lockbox bank and the lockbox processor any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

22.	to pay all remaining amounts to the certificateholder.

Interest

Interest on the notes will be payable on each distribution date. The interest period relating to each distribution date will be the period from and including the most recently preceding distribution date—or, in the case of the first distribution date, from and including the closing date—to but excluding the related distribution date. Interest on the notes of each class will accrue at the interest rate for that class during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the other classes of notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount generally equal to:

(1)	100% of the principal amortization which occurred in the automobile loan contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required overcollateralization, plus
(2)	certain amounts of interest collected on the automobile loan contracts during the prior calendar month, which will be used to pay principal on the notes on that distribution date, but only as necessary to prevent undercollateralization or to cause the remaining principal balance of a class of notes to be repaid on its final scheduled distribution date, plus

(3)	certain amounts of excess cashflow collected on the automobile loan contracts during the prior calendar month, which would otherwise be distributed to the certificateholder, which will be used to pay principal on the notes on that distribution date, but only as necessary to build or maintain overcollateralization at its required amount.

•	The outstanding principal balance of any class of notes, if not previously paid, will be payable on the final scheduled distribution date for that class.

•

The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17, 18 and 20 of “Payments” above will be aggregated and will be paid out in the following order (except in those circumstances when the priority of payments set forth in “Events of Default” below is applicable):

•	first, the Class A–1 Notes will amortize, until they are paid off;

•	once the Class A–1 Notes are paid off, the Class A–2 Notes will begin to amortize, until they are paid off;

•	once the Class A–2 Notes are paid off, the Class A–3 Notes will begin to amortize, until they are paid off;

•	once the Class A–3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off;

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off; and

•	once the Class D Notes are paid off, the Class E Notes will begin to amortize, until they are paid off.

•

Because the notes are “sequential pay”, if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be insufficient to repay the principal on the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The Trust Property

The issuing entity’s assets will principally include:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loan contracts received after September 13, 2011;

•	the security interests in the vehicles securing the automobile loan contracts;

•	the automobile loan contract files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	an assignment of the depositor’s rights against dealers under agreements between AmeriCredit or an originating affiliate and the dealers;

•	an assignment of the depositor’s rights against third-party lenders under agreements between AmeriCredit or an originating affiliate and third-party lenders;

•	amounts held in the collection account, the lockbox account, the note distribution account and the reserve account;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The Automobile Loan Contract Pool

•

The automobile loan contracts consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders for assignment to AmeriCredit or an originating affiliate of AmeriCredit and automobile loan contracts originated directly by AmeriCredit or an originating affiliate of AmeriCredit. The automobile loan contracts were originated in accordance with AmeriCredit’s credit policies. The automobile loan contracts are contracts made primarily to borrowers who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

•

Upon discovery of a breach by the depositor of any of the representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement, the depositor shall have the obligation to repurchase from the issuing entity any automobile loan contract in which the interests of any noteholder are materially and adversely affected by the breach.

•

Upon the discovery of a breach by AmeriCredit of any of the representations and warranties with respect to the automobile loan contracts under the purchase agreement in which the interests of any noteholder are materially and adversely affected by the breach, or of any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement,

AmeriCredit shall have the obligation to repurchase from the depositor any related automobile loan contract affected by the breach.

•

Upon discovery of a breach by AmeriCredit of certain covenants with respect to the automobile loan contracts under the sale and servicing agreement and/or the custodian agreement, AmeriCredit shall purchase from the issuing entity the automobile loan contracts affected by such breach in which the interests of any noteholder are materially and adversely affected by such breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

•	For so long as AmeriCredit or the backup servicer is the servicer:

•

A servicing fee, equal to 2.25% times the aggregate principal balance of the automobile loan contracts as of the beginning of the calendar month preceding the calendar month in which the distribution date occurs (or, in the case of the first distribution date, as of September 14, 2011) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including September 14, 2011 through and including September 30, 2011 over 360); and

•

A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the preceding calendar month (but excluding any fees or expenses related to extensions).

•	If any entity other than AmeriCredit or the backup servicer becomes the servicer, the servicing fee may be adjusted as agreed upon by the majority noteholders of the most senior class outstanding and the successor servicer as set forth in the sale and servicing agreement.

Statistical Information

•

The statistical information in this prospectus supplement is based on the automobile loan contracts in the pool as of August 23, 2011. The statistical distribution of the characteristics of the automobile loan contract pool as of the cutoff date, which is September 13, 2011, will vary somewhat from the statistical distribution of those characteristics as of August 23, 2011, although the sponsor and the depositor do not expect that the variance will be material.

•	As of August 23, 2011 the automobile loan contracts in the statistical pool had:

•	an aggregate principal balance of $848,809,987.32;

•	a weighted average annual percentage rate of approximately 14.44%;

•	a weighted average original term to maturity of approximately 70 months;

•	a weighted average remaining term to maturity of approximately 66 months;

•	an individual remaining term to maturity of not more than 72 months and not less than 3 months; and

•	a weighted average AmeriCredit score of 243 and a weighted average credit bureau score of 573.

•	As of August 23, 2011, approximately 6.39% of the number of automobile loan contracts in the pool had received one or more monthly payment extensions.

•

As of August 23, 2011, approximately 9.80% of the number of automobile loan contracts in the pool had been delinquent between 31 and 60 days one or more times; approximately 5.01% of the number of automobile loan contracts in the pool had been delinquent between 61 and 90 days one or more times; and approximately 1.50% of the number of automobile loan contracts in the pool had been delinquent more than 90 days one or more times.

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, it is possible that certain earlier maturing Class A Notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class then outstanding). In addition, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

It is anticipated that more interest will be paid by the obligors on the automobile loan contracts each month than is necessary to pay the interest earned on the notes each month and the issuing entity’s monthly fees and expenses, resulting in excess cashflow. In any month, excess cashflow, if any, will be available to build and/or maintain the reserve account at its target amount, to make accelerated principal payments on the notes to build and maintain a target level of overcollateralization and to make principal payments to cause the remaining principal balance of a class of notes to be repaid on its final scheduled distribution date. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus supplement for more information regarding the application of excess cashflow.

Overcollateralization

The overcollateralization amount represents the amount by which the aggregate principal balance of the automobile loan contracts exceeds the principal balance of the notes. On the closing date, the initial amount of overcollateralization will be approximately 5.75% of the aggregate principal balance of the automobile loan contracts as of the cutoff date.

On each distribution date, excess cashflow, if any, will be available after any required deposit to the reserve account to build and maintain a target level of overcollateralization as described in the section of this prospectus supplement entitled “Description of the Transaction Documents—Credit Enhancement—Overcollateralization”.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust property does not generate enough cash to satisfy the issuing entity’s obligations, payments will be made in accordance with “Description of the Transaction Documents — Distributions—Distribution Date Payments” in this prospectus supplement, and any additional losses will then be absorbed as follows:

•	first, by the holders of the Class E Notes, until reduced to zero;

•	second, by the holders of the Class D Notes, until reduced to zero;

•	third, by the holders of the Class C Notes, until reduced to zero;

•	fourth, by the holders of the Class B Notes, until reduced to zero; and

•	fifth, by the holders of the Class A Notes in reverse order of payment priority (except as described below under “Events of Default”).

Reserve Account

On the closing date, approximately $19,098,143 will be deposited into the reserve account, which is 2.0% of the expected initial pool balance.

If, on any distribution date, collections on the automobile loan contracts are insufficient to cover the payments of certain fees and expenses of the issuing entity, interest on the notes, principal payments on the notes that are necessary to maintain parity, or principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date, amounts on deposit in the reserve account will be withdrawn to cover such shortfalls.

On each distribution date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the initial pool balance (approximately $19,098,143); provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to the payments described in clauses 1 through 18 under “— Payments” above.

Redemption

Optional Redemption

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $95,490,716, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool. The redemption price paid for the automobile loan contracts by the servicer or the depositor, as the case may be, will equal the unpaid principal amount of the notes of each class then outstanding, plus accrued and unpaid interest.

Events of Default

The following are events of default under the indenture:

•

default in the payment of any interest outstanding when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes or (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, the Class E Notes, (subject to a specified number of days cure period);

•	default in the payment of the principal of any note on its final scheduled distribution date;

•	certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period);

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property (subject to any applicable cure period); and

•	certain events relating to the characterization of the issuing entity for federal or state income tax purposes.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If an event of default under the indenture has occurred and is continuing and the notes are accelerated, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth under “Description of the Notes — Events of Default” in this prospectus supplement.

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets, will not be distributed in accordance with the priorities set forth above under “Payments” but will instead be distributed in accordance with the following priorities:

1. to the servicer, the lockbox bank and lockbox processor, the owner trustee, the trustee, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2, and without regard to the caps set forth in clauses 1 and 2, under “— Payments,” above;

2. to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3. to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and the Class A-3 Notes, ratably, without preference or priority, until they are paid off;

4. to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5. to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6. to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7. to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off;

8. to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9. to the Class D noteholders, for amounts due and unpaid on the notes for principal, until the Class D Notes are paid off;

10. to the Class E noteholders, for amounts due and unpaid on the notes for interest;

11. to the Class E noteholders, for amounts due and unpaid on the notes for principal, until the Class E Notes are paid off; and

12. to pay all remaining amounts to the certificateholder.

Sale of Automobile Loan Contracts

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Federal Income Tax Consequences

For federal income tax purposes:

•

Katten Muchin Rosenman LLP, tax counsel, is of the opinion that the publicly offered notes will be characterized as indebtedness and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a publicly offered note, you agree to treat the note as indebtedness.

•	Interest on the publicly offered notes will be taxable as ordinary income:

•	when received by a holder using the cash method of accounting, and

•	when accrued by a holder using the accrual method of accounting.

•

Katten Muchin Rosenman LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the publicly offered notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the publicly offered notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing the publicly offered notes.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Rating of the Notes

The depositor has engaged two nationally recognized statistical rating organizations to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms. Each engaged rating agency rating the publicly offered notes will monitor the ratings using its normal surveillance procedures. Each engaged rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the publicly offered notes. See “Ratings” in this prospectus supplement for more information regarding the ratings.

Static Pool Information

Static pool information for AmeriCredit’s securitized asset pools is available at www.americredit.com/investors/staticpooldata.asp. This website has unrestricted access, is free of charge and does not require user registration for immediate access.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loan contracts. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing the automobile loan contracts without the servicer’s consent may also influence the rate of prepayments.

Second, under certain circumstances, the depositor and AmeriCredit are obligated to purchase automobile loan contracts as a result of breaches of representations and/or covenants. As a result, the outstanding principal balance of the affected automobile loan contracts would be paid by the depositor and subsequently by AmeriCredit, and the automobile loan contracts would be removed from the automobile loan contract pool.

Third, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, which would cause faster amortization of the notes than of the automobile loan contract pool.

Fourth, the servicer has the right to direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement. No more than 20% of the initial number of automobile loan contracts in the automobile loan contract pool may be sold in this manner.

Finally, the servicer or the depositor has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool when the outstanding principal balance of the automobile loan contract pool is 10% or less of the aggregate principal balance of the automobile loan contract pool as of the cutoff date. If this right is exercised by the servicer or the depositor, you may be paid principal on the notes earlier than you expected.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loan contracts originated in that state or region. As of August 23, 2011, obligors with respect to approximately 14.94%, 9.63% and 8.48% of the automobile loan contracts, based on the automobile loan contracts’ principal balance as of such date, were located in the states of Texas, Florida and California, respectively. No other state accounts for more than 5.00% of the automobile loan contracts as of August 23, 2011.

You may suffer a loss if the final maturity date of the notes is accelerated.	If a default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the trustee may sell the automobile loan contracts and prepay those notes in advance of their maturity dates. The proceeds from such a sale of the automobile loan contracts may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the automobile loan contracts) and amounts (if any) on deposit in the cash accounts held by the trust collateral agent. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes in the event of a default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes, the Class C Notes and the Class D Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the automobile loan contracts.	Certain notes are subordinated, which means that principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes, the Class C Notes and the Class D Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any distribution date or following acceleration, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any distribution date the outstanding principal amount of the notes exceeds the principal balance of the pool of automobile loan contracts, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled distribution date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that distribution date to reduce their outstanding principal amount to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that distribution date. As a result, there may not be enough cash available to pay the interest on certain subordinated classes of notes on that distribution date.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The secondary market for asset-backed securities may experience reduced liquidity. Any period of illiquidity that exists may continue, and even worsen, and may adversely affect the market value of your notes. As a result you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses.	Recently, the United States experienced a period of economic slowdown or recession and may experience a similar period in the future. Such periods of economic slowdown or recession may adversely affect the performance and market value of your notes. Rising unemployment and lack of available credit can lead to increased delinquencies, defaults, repossessions and losses on automobile loans. Such periods of slowdown or recession may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which could weaken collateral coverage and increase the amount of a loss in the event of default. Also, any increases in the inventory of used automobiles during a period of economic slowdown or recession will typically depress the prices at which repossessed automobiles may be sold.

Additionally, higher gasoline prices, unstable real estate values, reset of adjustable rate mortgages to higher interest rates, and other factors can impact consumer confidence and disposable income. These conditions increased loss frequency, decreased consumer demand for automobiles and weakened collateral values on certain types of vehicles during the most recent economic slowdown or recession and may have similar effects in any future periods of economic slowdown or recession. Because AmeriCredit focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and may be impacted to a greater extent during an economic downturn. See “Delinquency and Loan Loss Information”, “Delinquency Experience” and “Loan Loss Experience” in this prospectus supplement for delinquency, default, loan loss and repossession information regarding the automobile loans originated and serviced by AmeriCredit.

In addition to an economic slowdown or recession, the asset-backed securities market, along with credit markets in general, may experience disruptions. Such disruptions could result in a reduction in the general availability of credit which may slow the expected rate of prepayment of automobile loan contracts. If losses on the automobile loan contracts securing your notes increase, recovery rates on repossessed automobile loan contracts decrease and the expected rate of prepayment decreases then the yields on the notes will be relatively more sensitive to losses on the automobile loan contracts. If the actual rate and amount of losses exceed your expectations, the yield to maturity on your notes may be lower than anticipated.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.	The sponsor has engaged two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not engaged any other nationally recognized statistical rating organization, or NRSRO, to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under effective Commission rules, information provided by or on behalf of the sponsor to an engaged rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the engaged rating agencies, have different methodologies, criteria, models and requirements. If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged rating agencies, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged rating agency for the purpose of assigning or monitoring the ratings on the notes, an engaged rating agency could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on the sponsor’s business and operating results.	The financial services industry is likely to see increased disclosure obligations, restrictions on pricing and enforcement proceedings. The U.S. Congress recently passed legislation that creates a consumer financial protection agency with extensive rulemaking and enforcement authority. Compliance with applicable law may be or likely will be costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity.

In July 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•      creates a liquidation framework under which the Federal Deposit Insurance Corporation, or FDIC, may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC;

• creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services; and

•      increases the regulation of the securitization markets through, among other things, a mandated risk retention requirement for securitizers and a direction to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be released, may substantially impact the origination, servicing and securitization program of the sponsor and its subsidiaries.

With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that such new framework will largely be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuing entity.

Under some interpretations of these new provisions, the potential may exist for the performance of the notes to be negatively impacted.

This prospectus supplement provides information regarding the characteristics of the automobile loan contracts in the statistical pool as of the statistical calculation date, which may differ from the characteristics of the automobile loan contracts as of the cutoff date that will be sold to the issuing entity on the closing date.	The automobile loan contracts sold to the issuing entity on the closing date may have characteristics that differ somewhat from the characteristics of the automobile loan contracts in the statistical pool described in this prospectus supplement. The characteristics of the automobile loan contracts as of the cutoff date are not expected to differ materially from the characteristics of the automobile loan contracts as of the statistical calculation date, and each automobile loan contract must satisfy the eligibility criteria described in “The Automobile Loan Contracts—Eligibility Criteria for Automobile Loan Contracts.” If you purchase a note, you must not assume that the characteristics of the automobile loan contracts sold to the issuing entity on the closing date will be identical to the characteristics of the automobile loan contracts in the statistical pool disclosed in this prospectus supplement.

Use of Proceeds

The issuing entity will use the proceeds from issuing the notes (including the proceeds of the private placement of the privately placed notes) to:

•	pay the depositor the purchase price for the automobile loan contracts (and the depositor will, in turn, pay AmeriCredit the purchase price for the automobile loan contracts); and

•	fund the initial deposit to the reserve account.

The depositor or its affiliates may use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by the automobile loan contracts prior to their sale to the issuing entity. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

The Sponsor and the Servicer

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC. Following the merger, AmeriCredit Corp. was renamed General Motors Financial Company, Inc. AmeriCredit Financial Services, Inc. continues to be a wholly-owned and the primary operating subsidiary of General Motors Financial Company, Inc. AmeriCredit Financial Services, Inc., the sponsor and servicer, was incorporated in Delaware on July 22, 1992. AmeriCredit’s executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

AmeriCredit or an originating affiliate is the originator of 100% of the automobile loan contracts included in this transaction. AmeriCredit or an originating affiliate purchases automobile loan contracts that are originated and assigned to it by automobile dealers and, to a lesser extent, third-party lenders and has at times originated automobile loan contracts directly with consumers.

AmeriCredit services all automobile loan contracts that it purchases or originates, though some servicing functions are performed by affiliates of AmeriCredit, according to AmeriCredit’s servicing policies as described below. As of June 30, 2011, AmeriCredit serviced a portfolio of approximately 700,000 automobile loan contracts with an aggregate outstanding balance of approximately $9 billion. See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for more information regarding the sponsor’s business and “AmeriCredit’s Securitization Program” below in this prospectus supplement and “The Sponsor’s Securitization Program” in the accompanying prospectus for information regarding the sponsor’s securitization program.

AmeriCredit will sell and assign the pool of automobile loan contracts to the depositor pursuant to a purchase agreement. If it is discovered that AmeriCredit has breached a representation or warranty under the purchase agreement with respect to an automobile loan contract, AmeriCredit will be obligated to repurchase the affected automobile loan contract from the depositor to the extent the interests of any noteholder therein are materially and adversely affected by such breach.

Under the sale and servicing agreement, AmeriCredit will service the automobile loan contracts and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles and arranging for the repossession of the financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. See “AmeriCredit’s Automobile Financing Program—Loan Servicing” in the accompanying prospectus for more information regarding AmeriCredit’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” below, in this prospectus supplement for more information regarding the servicer’s duties under the sale and servicing agreement.

In its capacity as servicer, AmeriCredit will hold (or, with respect to any automobile loan contracts that are electronic chattel paper, maintain in electronic format) the automobile loan contracts, as a custodian. The custodian shall hold (or, with respect to any automobile loan contracts that are electronic chattel paper, maintain in electronic format) the automobile loan contracts on behalf of the trust collateral agent and will clearly identify the automobile loan contracts as being separate from all other records maintained by the custodian at the same location. See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles—Perfection” in the accompanying prospectus.

As long as AmeriCredit is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note their sale by AmeriCredit to the depositor or their sale by the depositor to the issuing entity or the grant of a security interest in the vehicles to the trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles originated in some states. See “Material Legal Aspects of the Automobile Loan Contracts” in the accompanying prospectus.

General Motors Financial of Canada, Ltd. (f/k/a AmeriCredit Financial Services of Canada, Ltd.), or GMF of Canada, is a subsidiary of General Motors Financial Company, Inc. (f/k/a AmeriCredit Corp.) and is an affiliated servicer. GMF of Canada was incorporated in the province of Ontario on May 25, 1998. GMF of Canada has been servicing subprime automobile loan contracts since 2001 through its wholly-owned subsidiary, AmeriCredit Service Center Ltd., which merged with GMF of Canada on December 31, 2003.

GMF of Canada will service a portion of the automobile loan contracts in the United States on behalf of the issuing entity through its service center in Peterborough, Ontario. GMF of Canada will service the automobile loan contracts pursuant to the Amended and Restated Servicing Agreement between GMF of Canada, as successor in merger to AmeriCredit Service Center Ltd., and AmeriCredit, as amended as of January 1, 2006, in accordance with the sale and servicing agreement and in accordance with AmeriCredit’s customary servicing policies and procedures, using the degree of skill and attention that AmeriCredit exercises with respect to all comparable automobile loan contracts that it services for itself or others. GMF of Canada’s servicing policies and procedures are the same as AmeriCredit’s policies and procedures, which are described in the accompanying prospectus under “AmeriCredit’s Automobile Financing Program —Servicing and Collection Procedures.” No delegation or sub-contracting by AmeriCredit of its duties under the sale and servicing agreement to GMF of Canada shall relieve AmeriCredit of its responsibility with respect to such duties.

See “Description of the Transaction Documents—Servicer Termination Event” and “— Rights Upon Servicer Termination Event” in this prospectus supplement for more information regarding the servicer’s removal and the transfer of servicing duties to the backup servicer or other successor servicer.

The Depositor

AFS SenSub Corp., AmeriCredit’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The depositor’s address is 2265B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119; telephone (702) 932-4914.

The depositor was formed for the limited purpose of purchasing automobile loan contracts from AmeriCredit and transferring the automobile loan contracts to third parties and any activities incidental or necessary for this purpose.

The depositor will purchase the pool of automobile loan contracts from AmeriCredit pursuant to a purchase agreement and will sell the automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement. If it is discovered that the depositor has breached a representation or warranty with respect to an automobile loan contract under the sale and servicing agreement, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of any noteholder therein are materially and adversely affected by the breach. In this case, AmeriCredit will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement.

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Backup Servicer

Wells Fargo Bank, National Association is the backup servicer under the sale and servicing agreement. The backup servicer is a national banking association and its principal offices are located at Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

In the event that AmeriCredit is terminated or resigns as servicer pursuant to the terms of the sale and servicing agreement, the backup servicer will be the successor in all respects, except as expressly set forth in the sale and servicing agreement, to AmeriCredit in its capacity as servicer under the sale and servicing agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the servicer by the terms and provisions of the sale and servicing agreement.

Under the sale and servicing agreement, the backup servicer will perform backup servicing duties including receiving the monthly pool data, confirming the pool balance, conducting periodic on-site visits, confirming certain data on the monthly servicer reports and becoming successor servicer if AmeriCredit is terminated as servicer for any reason. In addition, Wells Fargo has already completed the process for data mapping to the servicing systems used by AmeriCredit.

For information regarding the transfer of servicing duties to the backup servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus supplement. For information regarding the expenses associated with a servicing transfer and any additional fees charged by a successor servicer see “Description of the Transaction Documents—Rights Upon Servicer Termination Event” below in this prospectus supplement. For information regarding the backup servicer’s resignation, removal and replacement see “Description of the Transaction Documents—

Replacement of Owner Trustee, Trustee and Backup Servicer —Replacement of Backup Servicer” below, in this prospectus supplement.

The Issuing Entity

AmeriCredit Automobile Receivables Trust 2011-4, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee” below.

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust. In addition, the depositor shall pay organizational expenses of the trust as they may arise.

The issuing entity will not engage in any activity other than:

•	acquiring, holding and managing the automobile loan contracts and its other assets and proceeds from its assets;

•	selling automobile loan contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the trust;

•	making payments on the notes and the certificate, which represents the residual interest in the trust;

•	entering into and performing its obligations under the transaction documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the engaged rating agencies and with the consent of, in certain cases, the holder of the residual certificate and holders of a majority of the then-Outstanding principal balance of the notes, in all cases subject to the limitations set forth in the trust agreement.

The issuing entity will use the proceeds from the initial sale of the notes to purchase the automobile loan contracts from the depositor and to fund the initial deposit to the reserve account. In addition to the automobile loan contracts, the issuing entity will own the trust property, described in “The Trust Property” below in this prospectus supplement.

The sale of the automobile loan contracts by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loan contracts by reason of the indenture and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity’s creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the certificateholders, shall consider the interest of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee shall have no duty to give written consent to any of these actions by the issuing entity if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholder shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor or the sponsor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$954,907,162
Reserve Account	$19,098,143

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$164,800,000
Class A-2 Notes	$295,000,000
Class A-3 Notes	$178,078,000
Class B Notes	$69,231,000
Class C Notes	$85,942,000
Class D Notes	$84,509,000
Class E Notes	$22,440,000
Total	$900,000,000

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust Company, the owner trustee, is a Delaware trust company incorporated in 1903. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly- owned subsidiary of M&T Bank Corporation, or M&T, a New York corporation. Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Pursuant to the trust agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

The depositor will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the transaction documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith. See “Description of the Transaction Documents—Replacement of Owner Trustee, Trustee and Backup Servicer—Replacement of Owner Trustee” below, in this prospectus supplement for information regarding the owner trustee’s resignation, removal and replacement.

The Trustee and Trust Collateral Agent

Wells Fargo Bank, National Association, will be the trustee and trust collateral agent under the indenture and the trust collateral agent under the sale and servicing agreement. Wells Fargo Bank, National Association is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $1.3 trillion in assets and 275,000 employees as of June 30, 2011, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo Bank, National Association and its affiliates. The fees and expenses of the trustee and trust collateral agent will be paid by the servicer under the sale and servicing agreement.

Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of June 30, 2011, Wells Fargo Bank, National Association was acting as trustee on more than 100 series of automobile loan contracts backed securities with an original aggregate principal balance of approximately $61 billion.

The issuing entity will cause the servicer to indemnify the trustee, the trust collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the transaction documents. Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the trustee or trust collateral agent through the trustee’s or the trust collateral agent’s own willful misfeasance, negligence or bad faith. The trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement. The trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The trustee is not liable for any error of judgment made by it in good faith. The trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture. See “Description of the Notes” below in this prospectus supplement for more information regarding the trustee’s duties under the indenture and the trust collateral agent’s duties under the sale and servicing agreement and see “ Description of the Transaction Documents—Replacement of Owner Trustee, Trustee and Backup Servicer—Replacement of Trustee ” below, in this prospectus supplement for information regarding the trustee’s resignation, removal and replacement.

AmeriCredit’s Automobile Financing Program

General

Through its branch offices and dealer relationship managers, AmeriCredit and its originating affiliates provide funding which allows manufacturer-franchised and independent automobile dealers to finance their customers’ purchases of new and used automobiles, light duty trucks and vans. AmeriCredit and its originating affiliates also purchase automobile loan contracts from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loan contracts which conform to AmeriCredit’s credit policies, and AmeriCredit and its originating affiliates then purchase the automobile loan contracts, generally without recourse to the dealers and third-party lenders. AmeriCredit has at times originated automobile loan contracts with consumers, either directly or through an originating affiliate. AmeriCredit and its subsidiaries service the automobile loan contracts that AmeriCredit and its originating affiliates originate and purchase.

AmeriCredit’s lending programs are primarily designed to serve consumers who have limited access to traditional automobile financing. Many of these borrowers have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because AmeriCredit serves consumers who are typically unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. AmeriCredit also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

Of the automobile loan contracts AmeriCredit and its affiliates purchased during the quarter ended June 30, 2011:

•	manufacturer-franchised dealers with new and/or used automobile operations originated approximately 93% of the automobile loan contracts; and

•	independent dealers specializing in used automobile sales originated approximately 7% of the automobile loan contracts.

AmeriCredit operates regional credit centers throughout the United States. These regional credit centers solicit dealers for automobile loan contracts and maintain AmeriCredit’s relationship with the dealers in the regional credit center’s geographic vicinity. AmeriCredit also has dealer relationship managers covering markets where AmeriCredit does not have a regional credit center.

As a part of AmeriCredit’s origination strategy, it has historically established private label programs with regional and national banking institutions as application pass-through partnerships. All credit decisioning for automobile loan contracts originated under a private label program is conducted by AmeriCredit under its proprietary scoring system.

See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for a description of the servicer’s automobile loan contract acquisition, servicing and collection practices.

AmeriCredit’s Securitization Program

Under the AmeriCredit Automobile Receivables Trust, or AMCAR, program, which primarily includes sub-prime automobile loans, AmeriCredit has previously sponsored 70 securitizations since 1994, sixteen of which had senior-subordinate structures, 39 of which were credit enhanced by a policy issued by Financial Security Assurance Inc. (which became Assured Guaranty Municipal Corp. after the acquisition of Financial Security Assurance Inc. by an affiliate of Assured Guaranty Corp. on July 1, 2009), two of which were credit enhanced by a policy issued by Assured Guaranty Corp., seven of which were credit enhanced by a policy issued by MBIA Insurance Corporation, three of which were credit enhanced by a policy issued by Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.), two of which were credit enhanced by a policy issued by Ambac Assurance Corporation and one of which was credit enhanced by a policy issued by Financial Guaranty Insurance Company. Eighteen of the AMCAR securitizations are still outstanding.

AmeriCredit has completed three transactions under the AmeriCredit Prime Automobile Receivables Trust, or APART, program, which primarily includes prime and near-prime automobile loan contracts. Two of these APART securitizations had a senior-subordinate structure and are still outstanding, and one was credit enhanced by a policy issued by MBIA Insurance Corporation and is still outstanding.

If a securitization credit-enhanced by a policy issued by a bond insurer breaches a performance trigger, higher levels of credit enhancement may be required for that securitization. If this happens the securitization in which the breach occurred will not release cashflow distributions to the certificateholder of such securitization (and one or more securitizations that are cross-collateralized with that securitization, if any, may not release cashflow distributions to their certificateholders) until either the required higher credit enhancement is achieved or the breach is cured.

Each of AmeriCredit’s previous securitizations had a similar legal structure to the current transaction. In each of those securitizations, AmeriCredit, or an originating affiliate, either purchased automobile loan contracts from automobile dealers and other third-party lenders or originated the automobile loan contracts directly with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts. AmeriCredit served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

AmeriCredit’s Static Pool Information

Static pool information for the AMCAR program is available at www.americredit.com/investors/staticpooldata.asp. The characteristics of the automobile loan contracts included in prior securitizations may vary from the characteristics of the automobile loan contracts included in this pool. For additional details regarding this pool, please refer to “The Automobile Loan Contracts – Composition” in this prospectus supplement. These differences, along with the varying economic conditions applicable to the securitized pools, may make it unlikely that the automobile loan contracts described in this prospectus supplement will perform the same way that any of those securitized pools have performed. There can be no assurance that the performance of the prior securitization transactions in the AMCAR static pool data will correspond to or be an accurate predictor of the performance of this securitization transaction.

This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update. Static pool information available on the website includes, securitization and static pool definitions, summary information for original pool characteristics, the distribution of automobile loan contracts by geographic location of obligor, the distribution of the automobile loan contracts by APR, the credit bureau score distribution, the AmeriCredit custom score distribution, prepayment speeds, delinquency information and loss information.

The static pool information posted on this website that relates to securitizations sponsored by AmeriCredit prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.

The Trust Property

The trust property will include, among other things:

•	a pool consisting of primarily sub-prime automobile loan contracts, which are secured by new and used automobiles, light duty trucks and vans;

•	moneys received with respect to the automobile loan contracts, after the cutoff date;

•	amounts that are held in the lockbox account, the collection account, the note distribution account and the reserve account;

•	the security interests in the financed vehicles granted by obligors;

•	an assignment of the rights of the depositor against dealers under agreements between AmeriCredit or originating affiliates and dealers;

•	an assignment of the rights of the depositor against third-party lenders under agreements between AmeriCredit or originating affiliates and third-party lenders;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	the automobile loan contract files;

•	other rights under the transaction documents, including an assignment of the depositor’s rights against the servicer for breaches of representations and warranties under the purchase agreement; and

•	all proceeds from the items described above.

The automobile loan contracts will be purchased by the depositor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement, on or about September 20, 2011. The automobile loan contracts were originated by AmeriCredit or its originating affiliates through dealers or third-party lenders or were originated directly with consumers by AmeriCredit or originating affiliates according to AmeriCredit’s credit policies. The automobile loan contracts originated by dealers, third-party lenders and originating affiliates have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. AmeriCredit’s (including its originating affiliates) agreements with the dealers and third-party lenders who originate the automobile loan contracts may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

Under the indenture, the issuing entity will grant a security interest in the trust property to the trust collateral agent for the trustee’s benefit on the noteholders’ behalf. Any proceeds of the trust property will be distributed according to the indenture.

The Automobile Loan Contracts

Eligibility Criteria for Automobile Loan Contracts

The automobile loan contracts were selected according to several criteria, including those specified under “The Automobile Loan Contracts” in the accompanying prospectus. In addition, as of the cutoff date the automobile loan contracts were selected from AmeriCredit’s portfolio of sub-prime automobile loan contracts based on the following criteria:

(a)	each automobile loan contract had a remaining maturity of not more than 72 months;

(b)	each automobile loan contract had an original maturity of not more than 72 months;

(c)	each automobile loan contract had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $80,000;

(d)	each automobile loan contract has an annual percentage rate of at least 1% and not more than 33%;

(e)	no automobile loan contract was more than 30 days past due;

(f)	none of AmeriCredit, any originating affiliate, any dealer, any third-party lender or anyone acting in their behalf advanced funds to cause any automobile loan contract to qualify under clause (e) above;

(g)	each obligor had a billing address in the United States as of the date of origination of the automobile loan contract, is a natural person and is not an affiliate of any party to any of the transaction agreements;

(h)	each automobile loan contract is denominated in, and each automobile loan contract provides for payment in, United States dollars;

(i)	each automobile loan contract is identified on the servicer’s master servicing records as a retail automobile installment sales contract;

(j)	each automobile loan contract arose under a contract that is assignable without the consent of, or notice to, the obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the servicer to exercise its rights under the sale and servicing agreement, including, without limitation, its right to review the contract;

(k)	each automobile loan contract arose under a contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such contract is an installment sales contract, delivery of the financed vehicle to the related obligor has occurred;

(l)	no automobile related to an automobile loan contract was held in repossession;

(m)	no obligor was in bankruptcy; and

(n)	neither the sponsor nor the depositor has selected the automobile loan contracts in a manner that either of them believes is adverse to the interests of the noteholders.

Automobile loan contracts representing more than 10% of the aggregate Principal Balance of the automobile loan contracts as of August 23, 2011 were originated in the State of Texas. The performance of the automobile loan contracts in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

Composition

The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loan contracts as of the statistical calculation date, which is August 23, 2011.

•	As of the statistical calculation date, the automobile loan contracts in the statistical pool had an aggregate Principal Balance of $848,809,987.32.

•	As of the cutoff date, the automobile loan contracts are expected to have an aggregate Principal Balance of approximately $954,907,162.

AmeriCredit will acquire additional automobile loan contracts after the statistical calculation date but prior to the cutoff date, which is September 13, 2011. In addition, some amortization of the automobile loan contracts will have occurred since the statistical calculation date and some automobile loan contracts included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loan contracts and therefore will not be included in the automobile loan contract pool. As a result, the statistical distribution of characteristics of the automobile loan contract pool as of the cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although the variance is not expected to be material.

The automobile loan contract pool’s composition and distribution by score, APR, geographic concentration, wholesale loan-to-value ratio, vehicle make and vehicle segment as of the statistical calculation date and the automobile loan contract pool’s historical delinquency experience are detailed in the following tables:

Composition of the Automobile Loan Contracts

as of the Statistical Calculation Date

	New		Used		Total
Aggregate Principal Balance(1)	$393,754,616.56		$455,055,370.76		$848,809,987.32
Number of Automobile Loan Contracts	16,908		27,488		44,396
Percent of Aggregate Principal Balance	46.39%		53.61%		100.00%
Average Principal Balance	$23,288.07		$16,554.69		$19,119.06
Range of Principal Balances	($262.74 to $79,038.23)		($360.36 to $60,230.90)		($262.74 to $79,038.23)
Weighted Average APR(1)	12.10%		16.46%		14.44%
Range of APRs	(1.70% to 26.99%	)	(3.40% to 29.90%	)	(1.70% to 29.90%	)
Weighted Average Remaining Term	68 months		64 months		66 months
Range of Remaining Terms	(3 to 72 months	)	(3 to 72 months	)	(3 to 72 months	)
Weighted Average Original Term	72 months		69 months		70 months
Range of Original Terms	(24 to 72 months	)	(24 to 72 months	)	(24 to 72 months	)

(1)	Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the automobile loan contracts may not be equivalent to the automobile loan contracts’ aggregate yield on the Aggregate Principal Balance.

Score Distribution of the Automobile Loan Contracts

as of the Statistical Calculation Date

	AmeriCredit Score(1)	% of Aggregate Principal Balance(2)	Credit Bureau Score(3)	% of Aggregate Principal Balance(2)
	Less than 215	8.64%
	215 – 224	12.44%	Less than 540	26.46%
	225 – 244	34.06%	540 – 599	44.58%
	245 – 259	24.56%	600 – 659	24.54%
	260 and greater	20.29%	660 and greater	4.42%

Weighted Average Score	243		573

(1)	Proprietary credit score developed and utilized by AmeriCredit to support the credit approval and pricing process. The scale of the proprietary score is not comparable to a credit bureau score. An AmeriCredit score may not be available for a small portion of loans originated under discontinued origination platforms and those accounts will not be included in the AmeriCredit score table above. Since these accounts are not included in the percentages above, the Aggregate Principal Balance of the accounts based on the AmeriCredit score may be less than the total statistical pool.
(2)	Percentages may not add to 100% because of rounding.
(3)	A statistically based score (sometimes referred to as FICO score) generated by credit reporting agencies. AmeriCredit utilizes TransUnion, Equifax or Experian credit reports depending on the location of the obligor. Credit Bureau Scores are unavailable for some accounts and those accounts are not included in the Credit Bureau Score table above. Since these accounts are not included in the percentages above, the Aggregate Principal Balance of the accounts based on Credit Bureau Score may be less than the total statistical pool.

Distribution of the Automobile Loan Contracts by APR

as of the Statistical Calculation Date

Distribution by APR	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
1.000% to 1.999%	$395,117.28	0.05%	13	0.03%
2.000% to 2.999%	1,567,566.76	0.18%	47	0.11%
3.000% to 3.999%	3,516,861.93	0.41%	114	0.26%
4.000% to 4.999%	11,729,189.25	1.38%	367	0.83%
5.000% to 5.999%	5,802,937.07	0.68%	194	0.44%
6.000% to 6.999%	24,452,901.54	2.88%	1,015	2.29%
7.000% to 7.999%	16,791,800.98	1.98%	777	1.75%
8.000% to 8.999%	42,394,008.57	4.99%	2,039	4.59%
9.000% to 9.999%	45,164,312.23	5.32%	2,285	5.15%
10.000% to 10.999%	47,295,257.67	5.57%	2,453	5.53%
11.000% to 11.999%	76,238,390.76	8.98%	3,579	8.06%
12.000% to 12.999%	55,978,431.37	6.59%	3,002	6.76%
13.000% to 13.999%	64,941,382.38	7.65%	3,440	7.75%
14.000% to 14.999%	71,554,695.68	8.43%	3,786	8.53%
15.000% to 15.999%	62,038,569.87	7.31%	3,324	7.49%
16.000% to 16.999%	67,646,094.61	7.97%	3,539	7.97%
17.000% to 17.999%	55,298,202.33	6.51%	3,017	6.80%
18.000% to 18.999%	71,167,833.95	8.38%	3,860	8.69%
19.000% to 19.999%	29,980,986.47	3.53%	1,764	3.97%
20.000% to 20.999%	33,971,929.93	4.00%	1,967	4.43%
21.000% to 21.999%	25,036,378.36	2.95%	1,530	3.45%
22.000% to 22.999%	13,752,028.41	1.62%	848	1.91%
23.000% to 23.999%	11,181,688.73	1.32%	719	1.62%
24.000% to 24.999%	7,778,695.83	0.92%	508	1.14%
25.000% to 25.999%	2,155,211.84	0.25%	145	0.33%
26.000% to 26.999%	854,595.25	0.10%	55	0.12%
27.000% to 27.999%	55,696.94	0.01%	4	0.01%
28.000% to 28.999%	38,624.17	0.00%	3	0.01%
29.000% to 29.999%	30,597.16	0.00%	2	0.00%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest. Indicated APRs represent APRs on principal balance net of such accrued interest.
(2)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Geographic Location

of Obligor as of the Statistical Calculation Date

Geographic Location	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Alabama	$10,813,148.00	1.27%	526	1.18%
Alaska	1,167,947.01	0.14%	60	0.14%
Arizona	22,900,070.76	2.70%	1,299	2.93%
Arkansas	9,812,244.47	1.16%	467	1.05%
California	71,992,127.41	8.48%	4,621	10.41%
Colorado	15,215,130.83	1.79%	828	1.87%
Connecticut	5,243,304.48	0.62%	274	0.62%
Delaware	3,340,925.87	0.39%	185	0.42%
District of Columbia	1,260,157.29	0.15%	63	0.14%
Florida	81,758,068.74	9.63%	4,526	10.19%
Georgia	25,905,248.56	3.05%	1,272	2.87%
Hawaii	2,723,149.52	0.32%	134	0.30%
Idaho	1,757,286.54	0.21%	97	0.22%
Illinois	32,557,294.36	3.84%	1,620	3.65%
Indiana	19,190,631.10	2.26%	987	2.22%
Iowa	5,900,018.00	0.70%	314	0.71%
Kansas	4,106,834.99	0.48%	226	0.51%
Kentucky	11,009,628.59	1.30%	548	1.23%
Louisiana	16,173,999.55	1.91%	719	1.62%
Maine	2,721,079.01	0.32%	158	0.36%
Maryland	24,728,771.32	2.91%	1,194	2.69%
Massachusetts	10,414,246.04	1.23%	572	1.29%
Michigan	27,792,201.84	3.27%	1,425	3.21%
Minnesota	8,942,207.60	1.05%	460	1.04%
Mississippi	9,359,334.72	1.10%	449	1.01%
Missouri	14,106,215.54	1.66%	784	1.77%
Montana	1,722,755.47	0.20%	82	0.18%
Nebraska	2,868,973.07	0.34%	144	0.32%
Nevada	5,601,863.27	0.66%	377	0.85%
New Hampshire	3,516,527.62	0.41%	182	0.41%
New Jersey	20,784,457.20	2.45%	1,060	2.39%
New Mexico	10,836,155.74	1.28%	497	1.12%
New York	30,568,637.10	3.60%	1,609	3.62%
North Carolina	27,224,862.68	3.21%	1,462	3.29%
North Dakota	1,006,369.76	0.12%	41	0.09%
Ohio	33,383,701.40	3.93%	1,798	4.05%
Oklahoma	11,923,961.43	1.40%	564	1.27%
Oregon	4,442,931.70	0.52%	251	0.57%
Pennsylvania	41,532,620.40	4.89%	2,224	5.01%
Rhode Island	1,189,522.39	0.14%	70	0.16%
South Carolina	12,019,404.02	1.42%	666	1.50%
South Dakota	1,531,771.37	0.18%	81	0.18%
Tennessee	13,841,762.59	1.63%	691	1.56%
Texas	126,799,139.58	14.94%	5,925	13.35%
Utah	3,307,230.17	0.39%	159	0.36%
Vermont	1,468,255.54	0.17%	71	0.16%
Virginia	19,319,266.84	2.28%	956	2.15%
Washington	11,540,016.25	1.36%	624	1.41%
West Virginia	9,453,884.24	1.11%	441	0.99%
Wisconsin	9,733,159.24	1.15%	517	1.16%
Wyoming	2,281,701.96	0.27%	94	0.21%
Other (3)	19,784.15	0.00%	2	0.00%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.
(2)	Percentages may not add to 100% because of rounding.
(3)	States and Territories with Aggregate Principal Balances less than $1,000,000 each.

Distribution of the Automobile Loan Contracts by Wholesale LTV

as of the Statistical Calculation Date

	Wholesale LTV (1) Range	% of Aggregate Principal Balance (2)(3)
	Less than 100%	27.29%
	100-109	24.75%
	110-119	24.80%
	120-129	15.94%
	130-139	6.18%
	140-149	0.95%
	150 and greater	0.09%

Weighted Average Wholesale LTV	109%

(1)	Wholesale LTV is calculated using the total amount financed, which may include taxes, title fees and ancillary products over the wholesale auction value of the financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined by using NADA or “Kelly Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale price for new vehicles.
(2)	Wholesale LTV was not available or could not be calculated on certain loans and these loans are not included in the table above. Since these loans are not included in the Wholesale LTV table, the Aggregate Principal Balance may be less than the total statistical pool.
(3)	Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Vehicle Make

as of the Statistical Calculation Date

Vehicle Make	Aggregate Principal Balance (1)	% of Aggregate Principal Balance (2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (2)
Buick	$10,785,116.40	1.27%	475	1.07%
Cadillac	17,698,637.92	2.09%	717	1.62%
Chevrolet	306,979,358.47	36.17%	13,997	31.53%
Chrysler	25,812,141.82	3.04%	1,659	3.74%
Dodge	62,702,248.80	7.39%	3,579	8.06%
Ford	68,079,561.58	8.02%	4,026	9.07%
GMC	47,706,308.43	5.62%	1,849	4.16%
Honda	18,129,520.73	2.14%	1,149	2.59%
Hyundai	22,555,718.62	2.66%	1,397	3.15%
Jeep	26,642,143.04	3.14%	1,497	3.37%
Kia	47,939,724.73	5.65%	2,703	6.09%
Mazda	9,377,642.95	1.10%	613	1.38%
Mercedes	9,524,565.22	1.12%	413	0.93%
Mitsubishi	13,184,641.18	1.55%	719	1.62%
Nissan	46,335,572.65	5.46%	2,720	6.13%
Pontiac	12,428,181.39	1.46%	967	2.18%
Toyota	35,993,999.09	4.24%	2,159	4.86%
Volkswagen	9,596,124.40	1.13%	560	1.26%
Other (3)	57,338,779.90	6.76%	3,197	7.20%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.
(2)	Percentages may not add up to 100% because of rounding.
(3)	Aggregate Principal Balance of less than 1% per vehicle make.

Distribution of the Automobile Loan Contracts by Vehicle Segment

as of the Statistical Calculation Date

Vehicle Segment (1)	Aggregate Principal Balance (2)	% of Aggregate Principal Balance (3)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts (3)
Full-Size Car	$4,535,376.08	0.53%	260	0.59%
Full-Size Van/Truck	135,070,018.19	15.91%	5,720	12.88%
Full-Size SUV	58,555,779.48	6.90%	2,461	5.54%
Mid-Size Car	240,339,445.07	28.31%	12,773	28.77%
Mid-Size SUV	188,027,068.89	22.15%	9,810	22.10%
Economy/Compact Car	119,068,120.23	14.03%	7,673	17.28%
Compact Van/Truck	38,869,426.78	4.58%	2,531	5.70%
Sports Car	63,773,360.16	7.51%	3,122	7.03%
Segment Unavailable(4)	571,392.44	0.07%	46	0.10%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Categories reflect consolidated categories based on J.D. Power defined segments.
(2)	Aggregate Principal Balances include some portion of accrued interest.
(3)	Percentages may not add up to 100% because of rounding.
(4)	Vehicle segmentation was not available for certain accounts at the time of the statistical pool.

Historical Delinquency Experience of the Automobile Loan Contracts

as of the Statistical Calculation Date

The following tables set forth the historical delinquency experience of the statistical pool of automobile loan contracts. The servicer considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due. Due to AmeriCredit’s target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract and there is a relatively high rate of account movement between current and delinquent status in the portfolio. As of the statistical calculation date, none of the automobile loan contracts in the statistical pool were more than 30 days delinquent. As of the statistical calculation date, 4,349 automobile loan contracts or, approximately 9.80% of the number of automobile loan contracts in the pool, have been delinquent between 31 and 60 days one or more times, 2,225 automobile loan contracts or, approximately 5.01% of the number of automobile loan contracts in the pool, have been delinquent between 61 and 90 days one or more times, and 667 automobile loan contracts or, approximately 1.50% of the number of automobile loan contracts in the pool, have been delinquent more than 90 days one or more times. As of the statistical calculation date, 2,836 automobile loan contracts or, approximately 6.39% of the number of automobile loan contracts in the statistical pool, have received one or more monthly payment extensions.

Number of Times Ever 31 to 60 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$812,604,101.98	95.73%	40,047	90.20%
1	10,650,603.18	1.25%	778	1.75%
2+	25,555,282.16	3.01%	3,571	8.04%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.
(2)	Percentages may not add to 100% because of rounding.

Number of Times Ever 61 to 90 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$832,193,305.82	98.04%	42,171	94.99%
1	3,934,687.06	0.46%	540	1.22%
2+	12,681,994.44	1.49%	1,685	3.80%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.
(2)	Percentages may not add to 100% because of rounding.

Number of Times Ever Greater Than 90 Days Delinquent	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0	$843,856,336.26	99.42%	43,729	98.50%
1	3,075,600.92	0.36%	427	0.96%
2+	1,878,050.14	0.22%	240	0.54%

Total	$848,809,987.32	100.00%	44,396	100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.
(2)	Percentages may not add to 100% because of rounding.

The obligor under each automobile loan contract is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the related automobile loan contract’s entire term. The interest charges on the automobile loan contracts are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan contract as of its origination date.

Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding automobile loan contract payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

The issuing entity will account for all automobile loan contracts, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan contract plus accrued interest on that automobile loan contract will be deposited into the collection account but will then be paid to the servicer as a supplemental servicing fee.

Repurchase Obligations

AmeriCredit and the depositor each will make representations and warranties regarding the automobile loan contracts pursuant to the purchase agreement and the sale and servicing agreement, respectively. These representations and warranties pertain to specific aspects of the automobile loan contracts, including the origination of the automobile loan contracts, the obligors of the automobile loan contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the automobile loan contracts, the financed vehicles securing the automobile loan contracts, the security interests in the automobile loan contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the automobile loan contracts and others. Upon the breach of one of these representations or warranties by AmeriCredit or the depositor that materially and adversely affects the noteholders’ interest in any automobile loan contract, each party’s repurchase obligation will be triggered under the applicable agreement.

Yield and Prepayment Considerations

Prepayments can be made on any of the automobile loan contracts at any time. If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of the servicer. Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loan contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loan contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts. ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full. For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts. It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus supplement.

The tables below which are captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes six pools of automobile loan contracts with the characteristics set forth in the following table;

•	all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled monthly payment on the automobile loan contracts is made on the last day of each month and each month has 30 days;

•

the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes and the Class D Notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement and the initial principal amount of the Class E Notes is $22,440,000;

•	interest accrues on the Class A-1 Notes at 0.32694% per annum on an “actual/360” basis;

•

interest accrues on the Class A-2 Notes at 1.26% per annum, the Class A-3 Notes at 1.43% per annum, the Class B Notes at 2.64% per annum, the Class C Notes at 3.29% per annum, the Class D Notes at 4.41% per annum and the Class E Notes at 7.10% per annum, on a “30/360” basis;

•	payments on the notes are made on the eighth day of each month commencing in October 2011;

•	the notes are purchased on September 20, 2011;

•

the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the Principal Balance of that automobile loan contract by its indicated remaining term to maturity;

•	the first due date for each automobile loan contract is the last day of the month of the assumed cutoff date for that automobile loan contract as set forth in the following table;

•	the servicer or the depositor exercises its redemption option to purchase the automobile loan contracts at the earliest opportunity;

•	principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization;

•

the servicer receives a monthly servicing fee equal to the product of 1/12 times 2.25% (or in the case of the first distribution date, the product of 17/360 times 2.25%) times the aggregate principal balance of the automobile loan contracts and the backup servicer receives a monthly fee equal to the product of 1/12 times 0.0135% (or in the case of the first distribution date, the product of 17/360 times 0.0135%) times the aggregate principal balance of the automobile loan contracts but not less than $3,000; and

•	the trustee, trust collateral agent and the owner trustee receive a monthly fee equal to $625 in the aggregate.

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$10,394,476.30	13.864%	9/1/2011	10	59
2	$22,408,344.65	14.262%	9/1/2011	17	55
3	$2,024,500.86	15.574%	9/1/2011	31	25
4	$12,403,027.74	15.797%	9/1/2011	46	2
5	$117,130,955.62	16.628%	9/1/2011	58	2
6	$790,545,856.63	14.104%	9/1/2011	70	2

The following tables were created relying on the assumptions listed above. The tables below indicate the percentages of the initial principal amount of each class of publicly offered notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables below also indicate the corresponding weighted average lives of each class of publicly offered notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan contracts will prepay at a constant level of ABS each monthly period until maturity or that each of the automobile loan contracts will prepay at the same level of ABS. Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/11	84	81	77	57	100	100	100	100
11/8/11	70	64	55	36	100	100	100	100
12/8/11	55	46	34	15	100	100	100	100
01/8/12	41	29	14	0	100	100	100	97
02/8/12	27	12	0	0	100	100	96	85
03/8/12	12	0	0	0	100	97	87	76
04/8/12	2	0	0	0	100	91	80	69
05/8/12	0	0	0	0	96	86	73	61
06/8/12	0	0	0	0	92	80	66	54
07/8/12	0	0	0	0	87	74	60	47
08/8/12	0	0	0	0	83	69	53	39
09/8/12	0	0	0	0	78	64	47	32
10/8/12	0	0	0	0	74	58	41	25
11/8/12	0	0	0	0	70	53	35	18
12/8/12	0	0	0	0	65	48	30	11
01/8/13	0	0	0	0	61	43	24	5
02/8/13	0	0	0	0	57	38	18	0
03/8/13	0	0	0	0	53	33	12	0
04/8/13	0	0	0	0	49	28	7	0
05/8/13	0	0	0	0	45	23	1	0
06/8/13	0	0	0	0	41	19	0	0
07/8/13	0	0	0	0	37	14	0	0
08/8/13	0	0	0	0	33	9	0	0
09/8/13	0	0	0	0	29	5	0	0
10/8/13	0	0	0	0	25	0	0	0
11/8/13	0	0	0	0	21	0	0	0
12/8/13	0	0	0	0	17	0	0	0
01/8/14	0	0	0	0	13	0	0	0
02/8/14	0	0	0	0	9	0	0	0
03/8/14	0	0	0	0	5	0	0	0
04/8/14	0	0	0	0	1	0	0	0
05/8/14	0	0	0	0	0	0	0	0
06/8/14	0	0	0	0	0	0	0	0
07/8/14	0	0	0	0	0	0	0	0
08/8/14	0	0	0	0	0	0	0	0
09/8/14	0	0	0	0	0	0	0	0
10/8/14	0	0	0	0	0	0	0	0
11/8/14	0	0	0	0	0	0	0	0
12/8/14	0	0	0	0	0	0	0	0
01/8/15	0	0	0	0	0	0	0	0
02/8/15	0	0	0	0	0	0	0	0
03/8/15	0	0	0	0	0	0	0	0
04/8/15	0	0	0	0	0	0	0	0
05/8/15	0	0	0	0	0	0	0	0
06/8/15	0	0	0	0	0	0	0	0
07/8/15	0	0	0	0	0	0	0	0
08/8/15	0	0	0	0	0	0	0	0
09/8/15	0	0	0	0	0	0	0	0
10/8/15	0	0	0	0	0	0	0	0
11/8/15	0	0	0	0	0	0	0	0
12/8/15	0	0	0	0	0	0	0	0
01/8/16	0	0	0	0	0	0	0	0
02/8/16	0	0	0	0	0	0	0	0
03/8/16	0	0	0	0	0	0	0	0
04/8/16	0	0	0	0	0	0	0	0
05/8/16	0	0	0	0	0	0	0	0
06/8/16	0	0	0	0	0	0	0	0
07/8/16	0	0	0	0	0	0	0	0
08/8/16	0	0	0	0	0	0	0	0
09/8/16	0	0	0	0	0	0	0	0
10/8/16	0	0	0	0	0	0	0	0
11/8/16	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	0.29	0.24	0.20	0.14	1.58	1.24	0.99	0.82
Weighted Average Life to Maturity (Years)	0.29	0.24	0.20	0.14	1.58	1.24	0.99	0.82

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes				Class B Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/11	100	100	100	100	100	100	100	100
11/8/11	100	100	100	100	100	100	100	100
12/8/11	100	100	100	100	100	100	100	100
01/8/12	100	100	100	100	100	100	100	100
02/8/12	100	100	100	100	100	100	100	100
03/8/12	100	100	100	100	100	100	100	100
04/8/12	100	100	100	100	100	100	100	100
05/8/12	100	100	100	100	100	100	100	100
06/8/12	100	100	100	100	100	100	100	100
07/8/12	100	100	100	100	100	100	100	100
08/8/12	100	100	100	100	100	100	100	100
09/8/12	100	100	100	100	100	100	100	100
10/8/12	100	100	100	100	100	100	100	100
11/8/12	100	100	100	100	100	100	100	100
12/8/12	100	100	100	100	100	100	100	100
01/8/13	100	100	100	100	100	100	100	100
02/8/13	100	100	100	97	100	100	100	100
03/8/13	100	100	100	86	100	100	100	100
04/8/13	100	100	100	75	100	100	100	100
05/8/13	100	100	100	65	100	100	100	100
06/8/13	100	100	93	55	100	100	100	100
07/8/13	100	100	84	45	100	100	100	100
08/8/13	100	100	75	35	100	100	100	100
09/8/13	100	100	67	25	100	100	100	100
10/8/13	100	100	58	16	100	100	100	100
11/8/13	100	93	50	6	100	100	100	100
12/8/13	100	85	42	0	100	100	100	93
01/8/14	100	78	34	0	100	100	100	70
02/8/14	100	71	26	0	100	100	100	48
03/8/14	100	63	18	0	100	100	100	27
04/8/14	100	56	10	0	100	100	100	6
05/8/14	95	49	3	0	100	100	100	0
06/8/14	88	42	0	0	100	100	88	0
07/8/14	82	35	0	0	100	100	70	0
08/8/14	75	29	0	0	100	100	52	0
09/8/14	68	22	0	0	100	100	34	0
10/8/14	62	15	0	0	100	100	17	0
11/8/14	55	9	0	0	100	100	1	0
12/8/14	49	2	0	0	100	100	0	0
01/8/15	42	0	0	0	100	89	0	0
02/8/15	35	0	0	0	100	73	0	0
03/8/15	29	0	0	0	100	57	0	0
04/8/15	22	0	0	0	100	42	0	0
05/8/15	16	0	0	0	100	26	0	0
06/8/15	9	0	0	0	100	11	0	0
07/8/15	3	0	0	0	100	0	0	0
08/8/15	0	0	0	0	90	0	0	0
09/8/15	0	0	0	0	74	0	0	0
10/8/15	0	0	0	0	57	0	0	0
11/8/15	0	0	0	0	41	0	0	0
12/8/15	0	0	0	0	24	0	0	0
01/8/16	0	0	0	0	8	0	0	0
02/8/16	0	0	0	0	0	0	0	0
03/8/16	0	0	0	0	0	0	0	0
04/8/16	0	0	0	0	0	0	0	0
05/8/16	0	0	0	0	0	0	0	0
06/8/16	0	0	0	0	0	0	0	0
07/8/16	0	0	0	0	0	0	0	0
08/8/16	0	0	0	0	0	0	0	0
09/8/16	0	0	0	0	0	0	0	0
10/8/16	0	0	0	0	0	0	0	0
11/8/16	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	3.24	2.67	2.18	1.80	4.13	3.55	2.94	2.42
Weighted Average Life to Maturity (Years)	3.24	2.67	2.18	1.80	4.13	3.55	2.94	2.42

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class C Notes				Class D Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100	100	100	100	100	100	100	100
10/8/11	100	100	100	100	100	100	100	100
11/8/11	100	100	100	100	100	100	100	100
12/8/11	100	100	100	100	100	100	100	100
01/8/12	100	100	100	100	100	100	100	100
02/8/12	100	100	100	100	100	100	100	100
03/8/12	100	100	100	100	100	100	100	100
04/8/12	100	100	100	100	100	100	100	100
05/8/12	100	100	100	100	100	100	100	100
06/8/12	100	100	100	100	100	100	100	100
07/8/12	100	100	100	100	100	100	100	100
08/8/12	100	100	100	100	100	100	100	100
09/8/12	100	100	100	100	100	100	100	100
10/8/12	100	100	100	100	100	100	100	100
11/8/12	100	100	100	100	100	100	100	100
12/8/12	100	100	100	100	100	100	100	100
01/8/13	100	100	100	100	100	100	100	100
02/8/13	100	100	100	100	100	100	100	100
03/8/13	100	100	100	100	100	100	100	100
04/8/13	100	100	100	100	100	100	100	100
05/8/13	100	100	100	100	100	100	100	100
06/8/13	100	100	100	100	100	100	100	100
07/8/13	100	100	100	100	100	100	100	100
08/8/13	100	100	100	100	100	100	100	100
09/8/13	100	100	100	100	100	100	100	100
10/8/13	100	100	100	100	100	100	100	100
11/8/13	100	100	100	100	100	100	100	100
12/8/13	100	100	100	100	100	100	100	100
01/8/14	100	100	100	100	100	100	100	100
02/8/14	100	100	100	100	100	100	100	100
03/8/14	100	100	100	100	100	100	100	100
04/8/14	100	100	100	100	100	100	100	100
05/8/14	100	100	100	88	100	100	100	100
06/8/14	100	100	100	72	100	100	100	100
07/8/14	100	100	100	57	100	100	100	100
08/8/14	100	100	100	39	100	100	100	100
09/8/14	100	100	100	22	100	100	100	100
10/8/14	100	100	100	6	100	100	100	100
11/8/14	100	100	100	0	100	100	100	90
12/8/14	100	100	87	0	100	100	100	0
01/8/15	100	100	75	0	100	100	100	0
02/8/15	100	100	62	0	100	100	100	0
03/8/15	100	100	49	0	100	100	100	0
04/8/15	100	100	35	0	100	100	100	0
05/8/15	100	100	22	0	100	100	100	0
06/8/15	100	100	9	0	100	100	100	0
07/8/15	100	97	0	0	100	100	97	0
08/8/15	100	85	0	0	100	100	85	0
09/8/15	100	74	0	0	100	100	0	0
10/8/15	100	63	0	0	100	100	0	0
11/8/15	100	51	0	0	100	100	0	0
12/8/15	100	38	0	0	100	100	0	0
01/8/16	100	26	0	0	100	100	0	0
02/8/16	93	14	0	0	100	100	0	0
03/8/16	80	2	0	0	100	100	0	0
04/8/16	67	0	0	0	100	90	0	0
05/8/16	53	0	0	0	100	0	0	0
06/8/16	38	0	0	0	100	0	0	0
07/8/16	22	0	0	0	100	0	0	0
08/8/16	9	0	0	0	100	0	0	0
09/8/16	0	0	0	0	96	0	0	0
10/8/16	0	0	0	0	83	0	0	0
11/8/16	0	0	0	0	0	0	0	0

Weighted Average Life to Call (Years)	4.69	4.17	3.50	2.87	5.12	4.63	3.95	3.21
Weighted Average Life to Maturity (Years)	4.69	4.17	3.50	2.87	5.31	4.93	4.22	3.41

Delinquency and Loan Loss Information

The following tables provide information relating to AmeriCredit’s delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts it has originated or purchased and serviced. This information includes the experience with respect to all automobile loan contracts in AmeriCredit’s portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization.

AmeriCredit’s net charge-offs as an annualized percentage of average automobile loan contracts outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the automobile loan contract. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

AmeriCredit’s policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if it has not repossessed the related vehicle. AmeriCredit charges off accounts in repossession when the automobile is repossessed and is legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent automobile loan contract, including accrued interest.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of vehicles. Because AmeriCredit focuses predominately on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loan contracts owned by the issuing entity.

Delinquency Experience

Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. All dollar amounts are in thousands of dollars.

	Successor	Predecessor
	At June 30,	At June 30,
	2011(1)(2)(6)	2010(1)(2)	2009(1)(2)	2008(1)(2)	2007(1)(2)	2006(1)
Portfolio at end of period(3)	$9,109,412	$8,733,518	$10,927,969	$14,981,412	$15,946,549	$12,196,702
Period of Delinquency(4)
31-60 days(5)	$397,792	$542,655	$753,086	$898,874	$755,598	$626,547
61-90 days	71,144	120,431	224,394	263,122	210,959	173,756
91 days or more	86,701	110,349	158,851	171,402	120,763	78,182

Total Delinquencies	$555,637	$773,435	$1,136,331	$1,333,398	$1,087,320	$878,485
Repossessed Assets	23,387	31,457	49,280	46,763	46,081	41,566

Total Delinquencies and Repossessed Assets	$579,024	$804,892	$1,185,611	$1,380,161	$1,133,401	$920,051

Total Delinquencies as a Percentage of the Portfolio	6.1%	8.9%	10.4%	8.9%	6.8%	7.2%
Total Repossessed Assets as a Percentage of the Portfolio	0.3%	0.4%	0.5%	0.3%	0.3%	0.3%

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	6.4%	9.3%	10.9%	9.2%	7.1%	7.5%

(1)	Beginning with the fiscal year ended June 30, 2006, results include automobile loan contracts from the May 1, 2006 acquisition of Bay View Acceptance Corporation as well as Bay View Acceptance Corporation automobile loan contracts originated subsequent to the acquisition date.
(2)	Beginning at March 31, 2007, results include automobile loan contracts from the January 1, 2007 acquisition of Long Beach Acceptance Corp. as well as Long Beach Acceptance Corp. automobile loan contracts originated subsequent to the acquisition date.
(3)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.
(4)	AmeriCredit considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(5)	Amounts shown do not include automobile loan contracts which are less than 31 days delinquent.
(6)	On October 1, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC, which is a wholly-owned subsidiary of General Motors Company. At this time AmeriCredit Corp. was renamed General Motors Financial Company, Inc. Subsequently, the company changed its year-end reporting from a June 30 fiscal year end to a December 31 year end. Additionally, finance receivables originated prior to the acquisition were adjusted to fair market value at October 1, 2010 under the purchase method of accounting. Because the finance receivables balance now includes the purchase accounting adjustment this total balance will not be comparable for periods prior to October 1, 2010 which also applies to the metrics which use total finance receivables for periods prior to October 1, 2010.

Loan Loss Experience

(dollars in thousands)

	Successor	Predecessor
	Six months ended June 30,	Six months ended June 30,	Fiscal Year Ended June 30,
	2011(1)(2)(6)	2010(1)(2)	2010(1)(2)	2009(1)(2)	2008(1)(2)	2007(1)(2)	2006(1)
Period-End Principal Outstanding(3)	$9,109,412	$8,733,518	$8,733,518	$10,927,969	$14,981,412	$15,946,549	$12,196,702
Average Month-End Amount Outstanding During the Period(3)	$8,797,154	$8,918,215	$9,495,125	$13,001,773	$16,066,236	$13,727,217	$11,216,530
Net Charge-Offs(4)	$139,096	$267,658	$705,388	$1,032,854	$1,000,084	$643,059	$578,629
Net Charge-Offs as a Percentage of Period-End Principal Outstanding(5)	3.1%	6.2%	8.1%	9.5%	6.7%	4.0%	4.7%
Net Charge-Offs as a Percentage of Average Month-End Amount Outstanding(5)	3.2%	6.1%	7.4%	7.9%	6.2%	4.7%	5.2%

(1)	Beginning with the fiscal year ended June 30, 2006, results include automobile loan contracts from the May 1, 2006 acquisition of Bay View Acceptance Corporation as well as Bay View Acceptance Corporation automobile loan contracts originated subsequent to the acquisition date.
(2)	Beginning at March 31, 2007, results include automobile loan contracts from the January 1, 2007 acquisition of Long Beach Acceptance Corp. as well as Long Beach Acceptance Corp. automobile loan contracts originated subsequent to the acquisition date.
(3)	All amounts and percentages are based on the Principal Balances of the automobile loan contracts. Principal Balances include some portion of accrued interest.
(4)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.
(5)	Results for the six months ended June 30, 2011 and June 30, 2010 are annualized.
(6)	On October 1, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC, which is a wholly-owned subsidiary of General Motors Company. At this time AmeriCredit Corp. was renamed General Motors Financial Company, Inc. Subsequently, the company changed its year-end reporting from a June 30 fiscal year end to a December 31 year end. Additionally, finance receivables originated prior to the acquisition were adjusted to fair market value at October 1, 2010 under the purchase method of accounting. Because the finance receivables balance now includes the purchase accounting adjustment this total balance will not be comparable for periods prior to October 1, 2010 which also applies to the metrics which use total finance receivables for periods prior to October 1, 2010.

Description of the Notes

General

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The issuing entity will offer the publicly offered notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the publicly offered notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. See “Description of the Securities — Book-Entry Registration” in the accompanying prospectus and Annex A in this prospectus supplement.

Distribution Dates

While AmeriCredit is the servicer, payments on the notes will be made on the eighth day of each month or, if the eighth day is not a business day, on the next following business day. The first distribution date will be October 11, 2011. If the backup servicer or another successor servicer becomes the servicer, the distribution date may be a different day of the month. Only holders of record as of the close of business on the record date, which is the business day immediately preceding a distribution date, will receive payments on that distribution date.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware, Minnesota or New York or the location in which the corporate trust office of either the trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, October 9, 2012;

•	for the Class A-2 Notes, March 9, 2015;

•	for the Class A-3 Notes, May 9, 2016;

•	for the Class B Notes, September 8, 2016;

•	for the Class C Notes, July 10, 2017;

•	for the Class D Notes, September 8, 2017; and

•	for the Class E Notes, January 8, 2019.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date—or, in the case of the first distribution date, from and including the closing date, to but excluding the following distribution date. The interest period for the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will not be adjusted based on the actual number of days during the interest period except for the interest period relating to the first distribution date. In the case of the first distribution date, the interest period shall be 21 days for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes. The interest accruing during an interest period will accrue on each class’ outstanding note principal balance as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

For any distribution date, the trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees and expenses of the trustee and the backup servicer and the issuing entity’s other administrative fees, in each case subject to the caps set forth in the sale and servicing agreement. See “Description of the Transaction Documents — Distributions— Distribution Date Payments” in this prospectus supplement.

Payments of Principal

On each distribution date, other than the final scheduled distribution date for any class of notes and any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, the amount of principal collected on the automobile loan contracts, and if necessary, excess cashflow on the automobile loan contracts and certain amounts of interest, will be available to pay the Noteholders’ Principal Distributable Amount (as defined in the Glossary).

On each distribution date, payments of principal will be distributed to the most senior outstanding class of notes to maintain parity between the note principal balance and the Pool Balance (as defined in the Glossary). The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that distribution date. See “Description of the Transaction Documents— Distributions— Distribution Date Payments ” below.

On each distribution date, once the reserve account is fully funded, Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses 1 through 19 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” below will be available to be paid as the Accelerated Principal Amount and will be paid to the most senior outstanding class or classes of notes as payments of principal. These amounts will be paid under clause 20 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” below.

The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 5, 7, 8, 10, 11, 13, 14, 16, 17, 18 and 20 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” below other than any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payments after an Event of Default” are applicable, will be aggregated and will be paid out in the following order:

•	first, the Class A-1 Notes will amortize until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off;

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off; and

•	once the Class D Notes are paid off, the Class E Notes will begin to amortize, until they are paid off.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Optional Redemption

On any distribution date on which the Pool Balance has declined to 10% or less of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $95,490,716, any notes that are still outstanding may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Transaction Documents—Termination”. This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest. Notice of any such redemption will be given by the servicer or the issuing entity to the engaged rating agencies and to the trustee. Such notice shall be provided to the trustee no later than 25 days prior to the planned redemption date.

Events of Default

The occurrence and continuance of any of the following events will constitute an event of default under the indenture:

•

default in the payment of interest outstanding when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes, (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes or (v) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, the Class E Notes, which default, in each case, remains uncured for a specified number of days;

•	default in the payment of principal on any note when the same becomes due and payable on its final scheduled distribution date;

•	any default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when it was made, and such default shall continue or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the servicer on behalf of the owner trustee delivers an officers’ certificate to the trustee to the effect that such default is capable of remedy within 90 days or less and that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity and the trustee, by the holders of at least 25% of the voting rights of the notes Outstanding or to the issuing entity by the trustee;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the issuing entity’s property; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing, the trustee in its discretion may, or if so requested in writing by the Majority Noteholders (as defined in the Glossary) shall, declare that the notes become due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the trustee will have the right, but not the obligation, to cause the trust collateral agent to accelerate the notes, exercise remedies or liquidate the trust property in whole or in part, on any date or dates following the event of default. The trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes or (ii) either (a) noteholders representing 100% of the Outstanding amount of the notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest or (c) the trustee determines that the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the trustee provides notice to the issuing entity (who shall deliver such notice to the engaged rating agencies) and obtains the consent of noteholders representing at least 66-2/3% of the Outstanding amount of the notes.

Description of the Transaction Documents

The following summary describes material terms of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement. The issuing entity has filed forms of these transaction documents as exhibits to the registration statement and will file, on or prior to the filing of the final prospectus, versions with the final material terms of the purchase agreement, the sale and servicing agreement, the indenture and the trust agreement on a Form 8-K under the commission file number that will be established for the issuing entity.

This summary does not claim to be complete and is subject to all the provisions of the transaction documents. This summary supplements the description of the general terms and provisions of the transaction documents that is provided in the accompanying prospectus. To the extent that the description provided in the accompanying prospectus differs from the following description, the following description of the general terms and provisions of the transaction documents supersedes the description provided in the accompanying prospectus.

Sale and Assignment of the Automobile Loan Contracts

On or prior to the closing date, AmeriCredit will enter into a purchase agreement with the depositor pursuant to which AmeriCredit will sell and assign to the depositor, without recourse, its entire interest in and to the automobile loan contracts. Under the purchase agreement, AmeriCredit will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by AmeriCredit to the depositor will be identified in an automobile loan contract schedule appearing as an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing as an exhibit to the sale and servicing agreement.

Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty which triggers the depositor’s repurchase obligation with respect to any automobile loan contract, the issuing entity will be entitled to require AmeriCredit to repurchase the affected automobile loan contracts directly from the issuing entity. The issuing entity’s rights under the purchase agreement will constitute part of the issuing entity’s property and may be enforced directly by the issuing entity. In addition, the issuing entity will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Accounts

The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks, in the trustee’s name for the noteholders’ benefit. The servicer will instruct each obligor to make payments on the automobile loan contracts after the cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox processor. The servicer will be required to deposit all obligor payments to the lockbox account within two business days of receipt.

The trust collateral agent will establish a collection account in its own name, on the noteholders’ behalf. All amounts that are deposited to the lockbox account will be transferred, within two business days of deposit in the lockbox account, to the collection account. The collection account will be maintained with the trust collateral agent so long as the trust collateral agent’s deposits have a rating acceptable to the engaged rating agencies. If the deposits of the trust collateral agent or its corporate parent no longer have an acceptable rating, the servicer shall, with the trust collateral agent’s assistance if necessary, transfer the collection account within 30 days to a bank whose deposits have the proper rating.

The trust collateral agent will establish and maintain a note distribution account in its own name, on the noteholders’ behalf. Amounts that are released from the collection account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

The trust collateral agent will establish and maintain a reserve account in its own name, on the noteholders’ behalf. Amounts may be released from the reserve account in the manner set forth in “—Credit Support—Reserve Account.”

Funds on deposit in the collection account, the note distribution account and the reserve account will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise) as described in “Description of the Transaction Documents—Accounts” in the accompanying prospectus.

As described in the accompanying prospectus, all accounts, other than the lockbox account, will be eligible deposit accounts.

Servicing Compensation

Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date. For so long as AmeriCredit or the backup servicer is the servicer, the servicing fee on each distribution date will equal 2.25% times the aggregate Principal Balance of the automobile loan contracts as of the opening of business on the first day of the collection period (or, in the case of the first distribution date, as of September 14, 2011) times one-twelfth (or in the case of the first distribution date, a fraction equal to the number of days from and including September 14, 2011 through and including September 30, 2011 over 360). For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that AmeriCredit and the backup servicer are entitled to receive as the servicer. In addition to the servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loan contracts;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying collection and disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	administering the automobile loan contracts;

•	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

•	paying certain taxes;

•	paying accounting fees;

•	paying outside auditor fees; and

•	paying data processing costs.

The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

The servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to an affiliate of AmeriCredit, including the delegation of its duties under any transaction document with respect to the servicing of and collections on certain automobile loan contracts to GMF of Canada without first obtaining the consent of any person. The servicer may utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third party agent will be as agreed between the servicer and its third party agent and none of the trustee, the backup servicer, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Servicer’s Certificates

On each determination date, the servicer will deliver the servicer’s certificate to the trustee, the owner trustee, the trust collateral agent and the backup servicer. The servicer will also deliver the servicer’s certificate to each engaged rating agency on the same date the servicer’s certificate is publicly available, however, if such servicer’s certificate is not made publicly available, the servicer will deliver it to each engaged rating agency, no later than the fifteenth of each month (or the next succeeding business day). The servicer’s certificate will specify, among other things:

•	the amount of aggregate collections on the automobile loan contracts during the preceding calendar month;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loan contracts purchased by the depositor and AmeriCredit during the preceding calendar month; and

•	the aggregate amount of Net Liquidation Proceeds (as defined in the Glossary) during the preceding calendar month.

The determination date with respect to collections received during a calendar month is the second business day prior to the related distribution date in the next calendar month.

Distribution Date Payments

On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds and the amounts withdrawn from the reserve account in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the related calendar month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were deposited in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts; and to any successor servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

2.	to the trustee, the owner trustee, the backup servicer, the trust collateral agent, the lockbox bank and the lockbox processor, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), and provided that such fees and expenses shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee and (ii) $200,000 in the aggregate in any calendar year to the lockbox bank and the lockbox processor, the trustee, the trust collateral agent and the backup servicer;

3.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes for payment pari passu to the holders of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes;

4.	to the note distribution account, to make a payment of principal to the extent necessary to reduce the principal balance of the Class A Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

5.	to the note distribution account, to make a payment of the remaining note principal balance of any class of the Class A Notes on its respective final scheduled distribution date;

6.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

7.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4 and 5 above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

8.	to the note distribution account, to make a payment of the remaining note principal balance of the Class B Notes on their final scheduled distribution date;

9.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

10.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7 and 8 above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

11.	to the note distribution account, to make a payment of the remaining note principal balance of the Class C Notes on their final scheduled distribution date;

12.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class D Notes;

13.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10 and 11 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

14.	to the note distribution account, to make a payment of the remaining note principal balance of the Class D Notes on their final scheduled distribution date;

15.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class E Notes;

16.	to the note distribution account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses 4, 5, 7, 8, 10, 11, 13 and 14 above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

17.	to the note distribution account, to make a payment of the remaining note principal balance of the Class E Notes on their final scheduled distribution date;

18.	to the note distribution account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

19.	to the reserve account, an amount necessary to increase the amount on deposit in the reserve account to its required level;

20.	to the note distribution account, to make a payment of the Accelerated Principal Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

21.	to pay each of the trustee, the owner trustee, the backup servicer, any successor servicer, the trust collateral agent, the lockbox bank and the lockbox processor, any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

22.	to pay all remaining amounts to the certificateholder.

Amounts that would remain on deposit in the reserve account on any distribution date that are in excess of the lesser of (i) 2.0% of the initial Pool Balance (approximately $19,098,143) and (ii) the aggregate principal balance of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above. The reserve account balance on any distribution date will not in any event be greater than the aggregate principal amount of the notes on that distribution date after giving effect to all payments on that distribution date. On any distribution date that the amount on deposit in the reserve account, together with Available Funds, is sufficient to pay all amounts due pursuant to priorities 1 through 18 set forth above and the note principal balance of all outstanding classes of notes, such amounts will be used to pay the outstanding notes in full on such distribution date.

Distribution Date Payments after an Event of Default

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon liquidation of the trust assets will not be distributed in accordance with the priorities set forth under “—Distribution Date Payments” but will instead be distributed in accordance with the following order of priority:

1.	to the servicer, the lockbox bank and lockbox processor, the owner trustee, the trustee, backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1 and 2 above, ratably, without preference or priority of any kind and without regard to the caps set forth in clauses 1 and 2 above;

2.	to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3.	to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes and Class A-3 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the notes for principal, until the Class D Notes are paid off;

10.	to the Class E noteholders, for amounts due and unpaid on the notes for interest;

11.	to the Class E noteholders, for amounts due and unpaid on the notes for principal, until the Class E Notes are paid off; and

12.	to pay all remaining amounts to the certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under “—Distributions—Distribution Date Payments” in this prospectus supplement. The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
1. Servicer Fee	Compensation to the servicer for services provided pursuant to the transaction documents.	If AmeriCredit or the backup servicer is the servicer, with respect to any collection period, the product of 2.25% times the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of September 14, 2011) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including September 14, 2011 through and including September 30, 2011 over 360).

2. Trustee and Trust Collateral Agent Fee	Compensation to the trustee in its capacities as trustee and trust collateral agent for services provided pursuant to the transaction documents.	$416 monthly.

3. Owner Trustee Fee	Compensation to the owner trustee for services provided pursuant to the transaction documents.	$208 monthly.

4. Backup Servicer Fee	Compensation to the backup servicer for services provided pursuant to the transaction documents.	0.0135% of the aggregate principal balance of the automobile loan contracts as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of September 14, 2011) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including September 14, 2011 through and including September 30, 2011 over 360), but not less than $3,000 monthly.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each distribution date, the trust collateral agent will forward a statement to the noteholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the trust collateral agent delivers to the noteholders will include the following information regarding the notes on the related distribution date to the extent such information has been received from the servicer:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

(e)	the servicing fee paid for the related calendar month;

(f)	the Pool Balance as of the close of business on the last day of the preceding collection period;

(g)	the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the second preceding collection period;

(h)	the aggregate Purchase Amounts for automobile loan contracts, if any, that were repurchased by the servicer during the related calendar month; and

(i)	the amount of the distribution(s) payable out of amounts withdrawn from the Reserve Account.

The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the transaction documents providing for the sale of certain automobile loan contracts or the repurchase of automobile loan contracts upon breaches of representations or warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the Commission file number 333-170231-03 as required by Regulation AB.

Unless and until definitive notes are issued, the trustee will send these reports to Cede & Co., as registered holder of the publicly offered notes and the nominee of DTC on the trust’s behalf. See “Description of the Securities” in the accompanying prospectus.

The trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the trustee ‘s internet website with the use of a password provided by the trustee. The trustee’s internet website will be located at www.CTSLink.com or at such other address as the trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trustee’s Corporate Trust Office at (866) 846-4526.

After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a noteholder a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the depositor deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The sale and servicing agreement provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

•	the application of excess cashflow, which is the amount by which the interest paid by the obligors exceeds the interest earned on the notes and other fees and expenses of the issuing entity;

•	overcollateralization, which is the excess of the Principal Balance of the automobile loan contracts over the principal balance of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related Class of Notes.

Application of Excess Cashflow

Because it is anticipated that more interest will be paid by the obligors than is necessary to pay the interest earned on the notes and the issuing entity’s monthly fees and expenses, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and principal and interest on the notes, the remaining amount will be available to make accelerated principal payments on the notes to build and maintain overcollateralization at a targeted level and to maintain the reserve account at its target amount.

Overcollateralization

Overcollateralization will exist whenever the aggregate Principal Balance of the automobile loan contracts as of the last day of the calendar month immediately preceding a distribution date exceeds the aggregate note principal balance as of that distribution date, after making all payments on that date. On the closing date the initial amount of overcollateralization will be approximately 5.75% of the Pool

Balance as of the cutoff date, but the sale and servicing agreement requires that the amount of overcollateralization be increased to, and then maintained at, a target amount.

The target amount of overcollateralization on any distribution date will equal:

(1)	14.75% of the Pool Balance;

minus

(2)	the amount required to be on deposit in the reserve account.

The increase to, and maintenance of, the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Accelerated Principal Amount to reduce the note principal balance of the most senior outstanding class or classes of notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loan contracts but is distributed as principal on the notes, its distribution will increase overcollateralization by paying down principal on the notes more quickly than principal is collected on the automobile loan contracts.

Because the overcollateralization target is determined by reference to the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or “step down”. If the amount of overcollateralization steps down on a distribution date, less principal may be distributed on the notes than was collected on the automobile loan contracts in the preceding calendar month. By amortizing the notes more slowly than the automobile loan contracts, the overcollateralization would also decrease to the overcollateralization target. However, the amount of overcollateralization will not be allowed to step down on any distribution date if, as a result of the step down, the amount of overcollateralization would be less than 0.50% of the initial Pool Balance.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the trust’s obligations, including the obligations to make payments to noteholders, payments that would otherwise be made to the holder of the certificate representing the residual interest in the trust will first be eliminated and any additional losses will then be absorbed as follows:

•	first, by the holders of the Class E Notes, to the extent then outstanding;

•	second, by the holders of the Class D Notes, to the extent then outstanding;

•	third, by the holders of the Class C Notes, to the extent then outstanding;

•	fourth, by the holders of the Class B Notes, to the extent then outstanding; and

•

fifth, by the holders of the Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, to the extent then outstanding, in that order (except as described under “Description of the Transaction Documents — Distributions— Distribution Date Payments after an Event of Default”).

Reserve Account

On the closing date, a reserve account will be established in the name of the trustee on behalf of the noteholders and an initial cash deposit of approximately $19,098,143, which is 2.0% of the expected initial aggregate Principal Balance of the automobile loan contracts, will be made to the reserve account.

The reserve account will be in the name of and maintained by the trustee for the benefit of the noteholders and will be part of the trust assets. On each distribution date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at 2.0% of the aggregate initial Principal Balance of all automobile loan contracts sold to the issuing entity; provided that the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to all payments on that distribution date.

Amounts on deposit in the reserve account will be invested in certain eligible investments at the direction of the servicer that mature not later than the business day prior to the following distribution date, or, if the engaged rating agencies either (i) provide written confirmation that it would not affect the ratings assigned to the notes or (ii) do not provide notice within ten business days of its receipt of written notice thereof that it would affect the ratings assigned to the notes, that mature later than the business day prior to the following distribution date unless such eligible investment is an obligation of the trust collateral agent, then the investment may mature on the distribution date. Any net income from those investments will be deposited into the reserve account.

On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the aggregate note principal balance from exceeding the Pool Balance and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date. See “Description of the Transaction Documents — Distributions— Distribution Date Payments” in this prospectus supplement.

If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the lesser of (i) 2.0% of the initial aggregate Principal Balance of all automobile loan contracts sold to the issuing entity and (ii) the aggregate principal amount of the notes after giving effect to all payments on that distribution date, excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth above under “— Distribution Date Payments”.

On any distribution date that the amount on deposit in the reserve account together with Available Funds is sufficient to pay all amounts due pursuant to priorities 1 through 18 set forth above under “— Distribution Date Payments” and the note principal balance of all outstanding classes of notes, such amounts will be used to repay all outstanding notes in full on such distribution date.

Servicer Termination Event

Any of the following events will constitute a servicer termination event under the sale and servicing agreement:

•	the servicer’s failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

•

the servicer’s failure to deliver the servicer’s certificate by the first business day prior to the distribution date or a breach of the servicer’s covenant not to merge or consolidate or transfer all or substantially all of its assets unless the successor or surviving entity of such merger or consolidation is capable of fulfilling the duties of the servicer;

•

the servicer’s failure to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 30 days after knowledge thereof by the servicer or after the trust collateral agent gives the servicer written notice of such failure;

•

events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer, or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations; or

•

any servicer representation, warranty or statement proves to be incorrect in any material respect, the issuing entity or the noteholders’, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trust collateral agent.

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied the trust collateral agent or the Majority Noteholders may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If AmeriCredit is the servicer that is terminated or that resigns as described under “Description of the Transaction Documents—Matters Regarding the Servicer” in the accompanying prospectus, then the backup servicer, or any other successor servicer appointed by the trust collateral agent (acting at the direction of the Majority Noteholders) pursuant to the sale and servicing agreement, will succeed to all the responsibilities, duties, and liabilities of the servicer. If the terminated servicer is not AmeriCredit, the trust collateral agent (acting at the direction of the Majority Noteholders) will appoint a successor servicer subject to satisfaction of the criteria set forth in the sale and servicing agreement.

Any successor to AmeriCredit as servicer will succeed to all the responsibilities, duties, and liabilities of AmeriCredit under the sale and servicing agreement and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the sale and servicing agreement, which compensation may be greater than the servicing fee that AmeriCredit is entitled to receive as servicer. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the automobile loan contracts and delays and/or reductions in payments on the notes.

Any transition fees to the backup servicer or the successor servicer will be payable by the issuing entity as described under “—Distributions—Distribution Date Payments.”

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Waiver of Past Defaults” in the accompanying prospectus, the Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer or the backup servicer under the sale and servicing agreement and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee, Trustee and Backup Servicer

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the owner trustee. Upon the owner trustee’s resignation or removal, the depositor shall promptly appoint a successor owner trustee.

Replacement of Trustee

Under the indenture, the trustee may resign at any time upon notice to the issuing entity. Additionally, the issuing entity may and shall remove the trustee if:

•	at any time, the trustee shall cease to be eligible under the indenture;

•

a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the trustee or for any substantial part of the trustee’s property, or ordering the winding-up or liquidation of the trustee’s affairs;

•

an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the trustee and such case is not dismissed within 60 days;

•

the trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the trustee otherwise becomes incapable of acting.

Any resignation or removal of the trustee will also serve as a resignation or removal of the trustee in its capacities as trust collateral agent under the transaction documents. If the trustee resigns or is removed, the issuing entity shall promptly appoint a successor trustee and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture. Additionally, if the trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

Replacement of Backup Servicer

Under the sale and servicing agreement the backup servicer may not resign from its obligations and duties as backup servicer, except upon determination that the performance by the backup servicer of its duties is no longer permissible under applicable law. No resignation of the backup servicer shall be effective until an entity acceptable to the Majority Noteholders shall have assumed the responsibilities and obligations of the backup servicer. Additionally, prior to an appointment of the backup servicer as successor servicer, the trust collateral agent may, in its discretion, or shall, at the direction of the Majority Noteholders, without cause, upon not less than 30 days’ notice, terminate the rights and obligations of the backup servicer.

If the backup servicer replaces the servicer upon the servicer’s resignation or termination, the backup servicer shall be successor in all respects except as expressly set forth in the sale and servicing agreement to the servicer in its capacity as servicer under the sale and servicing agreement and shall be subject to the termination provisions relating to the servicer under the sale and servicing agreement and as described herein under “Description of the Transaction Documents—Servicer Termination Event.”

Amendment

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus, the sale and servicing agreement may be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee (which consent may not be unreasonably withheld), but without the consent of the noteholders. Similarly, the indenture may be amended by the issuing entity and the trustee, but without the consent of the noteholders. The sale and servicing agreement or the indenture may be amended in this manner to, among other things, cure any ambiguity or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment may not in any material respect adversely affect the interests of any noteholder.

The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee and the holders of not less than the majority of the voting rights of the Outstanding notes in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent.

The indenture may also be amended by the issuing entity and the trustee with the consent of the Majority Noteholders and with prior notice by the issuing entity to the engaged rating agencies for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture. However, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

The depositor and servicer must deliver to the owner trustee and the trustee, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

Material Federal Income Tax Consequences

You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the publicly offered notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the publicly offered notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the publicly offered notes as other than capital assets, may be subject to special rules that are not discussed below. You are encouraged to consult your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the publicly offered notes.

Tax Characterization of the Trust

Katten Muchin Rosenman LLP, the trust’s tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Publicly Offered Notes

Treatment of the Publicly Offered Notes as Indebtedness

The depositor agrees, and the noteholders will agree by their purchase of publicly offered notes, to treat the publicly offered notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the publicly offered notes. In general, whether instruments such as the publicly offered notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service, or the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the publicly offered notes will constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

If the publicly offered notes are characterized as indebtedness, interest paid or accrued on a publicly offered note will be treated as ordinary income to the noteholders and principal payments on a publicly offered note will be treated as a return of capital to the extent of the noteholder’s basis in the publicly offered note allocable thereto. An accrual method taxpayer will be required to include in income interest on the publicly offered notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the publicly offered notes to the extent required by law.

Possible Alternative Characterizations of the Publicly Offered Notes

Although, as described above, it is the tax counsel’s opinion that, for federal income tax purposes, the publicly offered notes will be characterized as indebtedness, this opinion is not binding on the IRS or the courts and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the publicly offered notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the publicly offered notes were held to constitute partnership interests, rather than indebtedness. Since the trust will treat the publicly offered notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the publicly offered notes.

If any class of publicly offered notes were to be recharacterized by the IRS as equity in the trust, interest payments to foreign holders of such publicly offered notes may become subject to U.S. withholding tax. Such withholding tax would reduce the amount of payments to the foreign holders of such recharacterized class of notes. Further, the IRS could assert a withholding tax on interest payments distributed to such holders prior to the recharacterization. Should the amounts required to be withheld exceed the amounts that are then-available for distribution to such foreign holders, amounts that would otherwise be available for distribution to the other holders of the publicly offered notes and to the holders of the Class E Notes may be used to pay such remaining withholding tax. Any resulting delays in payment or losses will be suffered by the later maturing outstanding class or classes even as payment is made in full to the earlier maturing class or classes.

Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the publicly offered notes. See “Other Matters” below.

Discount and Premium

We do not anticipate issuing publicly offered notes with any original issue discount, or OID. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount with respect to the publicly offered notes, if any, for federal income tax purposes is 1.5% ABS. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a publicly offered note for less than its principal amount may be subject to the “market discount” rules of the Internal Revenue Code of 1986, as amended, the Internal Revenue Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a publicly offered note for more than its principal amount may be subject to the “market premium” rules of the Internal Revenue Code. See “Material Federal Income Tax Consequences — Discount and Premium —Premium” in the accompanying prospectus.

Sale or Redemption of Publicly Offered Notes

If a publicly offered note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or redemption (excluding any amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income to the extent not previously included in income) and such holder’s adjusted basis in the publicly offered note. See “Material Federal Income Tax Consequences — Debt Securities — Sales of Debt Securities” in the accompanying prospectus.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the publicly offered notes, see “Material Federal Income Tax Consequences — Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences — Foreign Investors” in the accompanying prospectus and Annex A in this prospectus supplement.

State and Local Tax Consequences

You should consider the state and local income tax consequences of the purchase, ownership and disposition of the publicly offered notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors as to the various state and local tax consequences of an investment in the publicly offered notes.

ERISA Considerations

The publicly offered notes may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — General”. The issuing entity believes that the publicly offered notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the publicly offered notes, including the reasonable expectation of purchasers of publicly offered notes that the publicly offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the publicly offered notes for ERISA purposes could change if the issuing entity incurred losses. As described in the prospectus, whether or not the publicly offered notes are treated as debt for ERISA purposes, the acquisition or holding of the publicly offered notes by or on behalf of an employee benefit plan could result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest with respect to the plan.

One or more prohibited transaction exemptions may be available with respect to the acquisition and holding of the publicly offered notes, including, but not limited to:

•	Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

•	Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers; or

•

the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the investment of the assets of the plan involved in the transaction, or an affiliate of any such fiduciary), provided that there is adequate consideration for the transaction.

Each purchaser and each transferee using the assets of a plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code to acquire the publicly offered notes will be deemed to have represented that the acquisition and continued holding of the publicly offered notes will be covered by either a Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code.

Any plan fiduciary considering the purchase of publicly offered notes may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the publicly offered notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code (hereinafter referred to as similar law). Any fiduciary of a plan subject to similar law that is considering the purchase of publicly offered notes may wish to consult with its counsel as to the potential applicability of such similar law to the investment. Each purchaser and each transferee using the assets of any such plan to acquire the publicly offered notes will be deemed to have represented that the acquisition and continued holding of the publicly offered notes will not violate any similar law.

The sale of publicly offered notes to a plan is in no respect a representation by the issuing entity or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Legal Proceedings

As a consumer finance company, AmeriCredit is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against AmeriCredit and its originating affiliates could take the form of class action complaints by consumers. As the assignee of automobile loan contracts originated by dealers, AmeriCredit and its originating affiliates may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. AmeriCredit believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, AmeriCredit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, AmeriCredit, the servicer, the issuing entity, the trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may, from time to time engage in arm’s length transactions with the depositor, the sponsor, the trustee, the backup servicer, AmeriCredit or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or AmeriCredit. However, the trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, AmeriCredit or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The sponsor, the depositor and AmeriCredit are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

Ratings

The depositor has engaged two nationally recognized statistical rating organizations to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms. Each engaged rating agency rating the publicly offered notes will monitor the ratings using its normal surveillance procedures. Each engaged rating agency, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of publicly offered notes. Any rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the publicly offered notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the publicly offered notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the publicly offered notes. The ratings assigned to the publicly offered notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the publicly offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

We cannot assure you that the rating agencies will not lower or withdraw the ratings.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the publicly offered notes, each of the underwriters has severally agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the publicly offered notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
Credit Suisse Securities (USA) LLC	$41,200,000	$73,752,000	$44,522,000	$23,077,000	$28,647,000	$28,169,000
Deutsche Bank Securities Inc.	$41,200,000	$73,752,000	$44,522,000	$23,077,000	$28,647,000	$28,169,000
J.P. Morgan Securities LLC	$41,200,000	$73,752,000	$44,522,000	$23,077,000	$28,648,000	$28,171,000
Barclays Capital Inc.	$10,300,000	$18,436,000	$11,128,000	$0	$0	$0
Morgan Stanley & Co. Incorporated	$10,300,000	$18,436,000	$11,128,000	$0	$0	$0
RBS Securities Inc.	$10,300,000	$18,436,000	$11,128,000	$0	$0	$0
Wells Fargo Securities, LLC	$10,300,000	$18,436,000	$11,128,000	$0	$0	$0

Total	$164,800,000	$295,000,000	$178,078,000	$69,231,000	$85,942,000	$84,509,000

The underwriters have advised the depositor that they propose initially to offer the publicly offered notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Seller (1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1	0.15%	99.85000%	0.09000%	0.04500%
Class A-2	0.25%	99.74388%	0.15000%	0.07500%
Class A-3	0.35%	99.64756%	0.21000%	0.10500%
Class B	0.50%	99.49068%	0.30000%	0.15000%
Class C	0.60%	99.38317%	0.36000%	0.18000%
Class D	0.75%	99.24597%	0.45000%	0.22500%

Total	$3,103,598	$874,409,681

(1)	Before deducting expenses, estimated to be $700,000.

The Class E Notes are not being offered by this prospectus supplement, and are anticipated to be privately placed primarily with institutional investors.

The depositor and the sponsor have agreed to indemnify the underwriters against specified liabilities including civil liabilities under the Securities Act of 1933, as amended, or contribute payments which the underwriters may have to make in respect thereof.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed with us severally that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to legal entities which are authorized or regulated to operate in financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

•	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided, that no such offer of notes to the public shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any publicly offered notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the publicly offered notes to be offered, so as to enable an investor to decide to purchase or subscribe to the publicly offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the European Economic Area are the European Union member states together with Iceland, Liechtenstein and Norway.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts - prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the publicly offered notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the publicly offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the publicly offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the publicly offered notes.

If the underwriters create a short position in the publicly offered notes in connection with this offering (i.e., they sell more publicly offered notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing publicly offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the publicly offered notes. In addition, neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the publicly offered notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the publicly offered notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with AmeriCredit, General Motors Financial Company, Inc. and their respective affiliates.

Wells Fargo Securities, LLC is an affiliate of the trustee, trust collateral agent and the backup servicer, Wells Fargo Bank, National Association.

Legal Opinions

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Katten Muchin Rosenman LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Dechert LLP, New York, New York.

Glossary

Accelerated Principal Amount for a distribution date will equal the lesser of:

(1)	the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 19 under “Description of the Transaction Documents — Distributions— Distribution Date Payments”; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Note Balance for the distribution date;

minus

(b)	the Required Pro Forma Note Balance for the distribution date.

Amount Financed means, for any automobile loan contract, the aggregate amount loaned toward the purchase price of the financed vehicle and any related costs, including amounts advanced at the time the automobile loan contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month;

plus

(2)	all Purchase Amounts on deposit in the collection account with respect to the related calendar month, plus income on investments held in the collection account;

plus

(3)	the proceeds of any liquidation of the assets of the issuing entity, other than Net Liquidation Proceeds;

plus

(4)	the proceeds of any purchase or sale of assets of the issuing entity pursuant to the exercise by the servicer or the depositor of its optional redemption right;

plus

(5)	amounts in excess of the amount required to be on deposit in the reserve account that are released from the reserve account.

Collected Funds means, for any calendar month, the amount of funds in the collection account representing automobile loan contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Cram Down Loss means, for any automobile loan contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan contract or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan contract, an amount equal to:

•	the excess of the automobile loan contract’s Principal Balance immediately prior to the order over the automobile loan contract’s Principal Balance as reduced; and/or

•

if the court issued an order reducing the effective interest rate on the automobile loan contract, the excess of the automobile loan contract Principal Balance immediately prior to the order over the automobile loan contract’s net present value—using as the discount rate the higher of the APR on the automobile loan contract or the rate of interest, if any, specified by the court in the order—of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the order’s issuance date.

Liquidated Receivable means, for any calendar month, an automobile loan contract for which, as of the last day of the calendar month:

•

90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Majority Noteholders means the holders of notes representing a majority of the note principal balance of the most senior class of notes then Outstanding.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan contract;

plus

(4)	with respect to Sold Receivables, the amount received from the related third-party purchaser as a payment for such Sold Receivable;

minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal balance of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes) or, a “30/360” basis (with respect to all other notes).

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding distribution date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any distribution date, the sum of the Principal Distributable Amount for the distribution date and the Noteholders’ Principal Carryover Amount, if any, as of the distribution date.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the indenture except for (i) notes that have been canceled, (ii) notes where the necessary amount of money in the necessary amount has been deposited with the trustee in trust for the related noteholders, and (iii) notes in exchange for which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any transaction document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Pool Balance means, as of any date of determination, the aggregate Principal Balance of the automobile loan contracts, excluding all Liquidated Receivables and all Purchased Automobile Loan Contracts, at the end of the preceding calendar month.

Principal Balance means, for any automobile loan contract as of any date of determination, the sum of:

(1)	the Amount Financed;

minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract’s terms;

plus

(b)	any Cram Down Losses for the automobile loan contract accounted for as of that date;

plus

(2)	the accrued and unpaid interest on the automobile loan contract as of that date.

Principal Distributable Amount means, for any distribution date, the amount, if any, equal to:

(1)	the sum of:

(a)	collections received on automobile loan contracts (other than Liquidated Receivables and Purchased Automobile Loan Contracts) that are allocable to principal, including any full and partial principal prepayments;

plus

(b)	the Principal Balance of all automobile loan contracts (other than Purchased Automobile Loan Contracts) that became Liquidated Receivables during the related calendar month;

plus

(c)	the portion of the Purchase Amount allocable to principal of all automobile loan contracts that became Purchased Automobile Loan Contracts during the related calendar month;

plus

(d)	the aggregate amount of Cram Down Losses during the related calendar month;

plus

(e)	following acceleration of the notes and the liquidation of the issuing entity’s assets, the amount of money or property collected;

minus

(2)	the Step-Down Amount, if any, for the distribution date.

Pro Forma Note Balance means, for any distribution date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 18 under “Description of the Transaction Documents — Distributions— Distribution Date Payments.”

Purchase Amount means, with respect to any Purchased Automobile Loan Contract, the Principal Balance as of the date of purchase.

Purchased Automobile Loan Contract means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by AmeriCredit as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or by the servicer or depositor as an exercise of its optional redemption right.

Required Pro Forma Note Balance means, for any distribution date, a dollar amount equal to:

(1)	the Pool Balance;

minus

(2)	the excess of:

(a)	14.75% of the Pool Balance;

over

(b)	the amount required to be on deposit in the reserve account.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuing entity, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes;

provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than approximately $4,774,536, which is 0.50% of the expected initial pool balance.

Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the publicly offered notes will be available only in book-entry form. Investors in the publicly offered notes may hold the publicly offered notes through any of DTC, Clearstream or Euroclear. The publicly offered notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding publicly offered notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All publicly offered notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the publicly offered notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their publicly offered notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their publicly offered notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Publicly offered notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back notes issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When publicly offered notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the publicly offered notes against payment. Payment will include interest accrued on the publicly offered notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the publicly offered notes. After settlement has been completed, the publicly offered notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the publicly offered notes are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing publicly offered notes would incur overdraft charges for one day, assuming they cleared the overdraft when the publicly offered notes were credited to their accounts. However, interest on the publicly offered notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the

DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which publicly offered notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the publicly offered notes to the DTC participant’s account against payment. Payment will include interest accrued on the publicly offered notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•

borrowing the publicly offered notes in the United States from a DTC participant no later than one day prior to settlement, which would give the publicly offered notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of publicly offered notes holding such notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1)	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the publicly offered notes as well as the application of the withholding regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the publicly offered notes.

Exemption for Non-U.S. Persons - Form W-8BEN

Beneficial owners of publicly offered notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing a duly executed Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries - Form W-8BEN

A Non-U.S. Person may claim treaty benefits by filing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. TIN is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons -Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s TIN and certain other information.

A U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A Non-U.S. Person is any person other than a U.S. Person or, for purposes of this discussion, a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Prospectus

AmeriCredit Financial Services, Inc. Sponsor and Servicer	Automobile Loan Asset- Backed Securities, Issuable in Series

We suggest that you read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the factors in those sections before making a decision to invest in the notes.

These notes are automobile loan asset-backed securities which represent interests in or obligations of the issuing entity issuing that series of notes and are not interests in or obligations of any other person or entity.

Neither these notes nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the offering of these notes.

The Securities —

•	will be notes issued from time to time in series;

•	will be backed by one or more pools of automobile loan contracts, or “automobile loan contracts,” made primarily to sub-prime borrowers, that are held by the issuing entity;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization engaged to rate the notes; and

•	may have the benefit of one or more forms of credit enhancement, such as reserve funds, overcollateralization, subordination, excess spread or financial guaranty insurance policies.

The Assets —

The assets of each issuing entity will primarily consist of a pool of primarily sub-prime automobile loan contracts, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the accompanying prospectus supplement. Sub-prime automobile loan contracts are contracts made to borrowers who have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2011

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information; and (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes.

This prospectus by itself does not contain complete information about the offering of your notes; the balance of that information is contained in the accompanying prospectus supplement. We suggest that you read both this prospectus and the accompanying prospectus supplement in full. We cannot sell the notes to you unless you have received both this prospectus and the accompanying prospectus supplement.

Summary of Prospectus

•    This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus and the accompanying prospectus supplement.

•    This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•    There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the notes.

Issuing Entity

The issuing entity for a particular series of notes may be either a special-purpose finance subsidiary of the sponsor or a trust formed by the sponsor.

Depositor

The depositor for a particular series of notes will be AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor.

Sponsor

AmeriCredit Financial Services, Inc., a Delaware corporation. The sponsor’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

Servicer

AmeriCredit Financial Services, Inc.

Backup Servicer

For any series of notes, the backup servicer, if any, named in the related prospectus supplement.

Trustee

For any series of notes, the trustee named in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue securities pursuant to an indenture. In that case, the issuing entity and the indenture will be administered by separate independent trustees.

Trust Collateral Agent

For any series of notes, the trust collateral agent named in the related prospectus supplement.

The Securities

Each series of notes issued by an issuing entity may be issued in one or more classes. Each class of notes will represent indebtedness of the issuing entity.

Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class of notes within a series, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of notes may include one or more classes which:

•	have different interest rates;

•	have different terms to maturity and different timing, sequential order or priority of payments, amount of principal or interest or both;

•	are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related automobile loan contracts;

•	have a revolving feature, under which the notes receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;
•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions; or

•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance.

A series of notes may provide that distributions of principal or interest or both on any class may be made:

•	on the basis of collections from designated portions of the related pool of automobile loan contracts;

•	upon the occurrence of specified events; or

•	in accordance with a schedule or formula.

Trust Property

As specified in the related prospectus supplement, the trust property held by the issuing entity may consist of:

•

a pool consisting of primarily sub-prime automobile loan contracts between manufacturers, dealers or third-party lenders and borrowers, or originated by the sponsor or an affiliate of the sponsor directly with borrowers, together with all monies received relating to the automobile loan contracts;

•	a security interest in the underlying automobiles related to the automobile loan contracts, the proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and certain property relating to the automobiles (including the contract files relating to the automobile loan contracts);

•

an assignment of the depositor’s rights against manufacturers, dealers, third-party lenders or other originators relating to the automobile loan contract under agreements between the sponsor and the related manufacturer, dealer, third-party lender or other originator;

•	amounts held in any collection account, reserve account, pre- funding account, revolving period account or other account established pursuant to the transaction documents;

•	credit enhancement for any class of notes; and

•	interest on short-term investments.

If the related prospectus supplement specifies, the issuing entity may acquire additional automobile loan contracts during a specified pre-funding period from monies in a pre-funding account.

If the related prospectus supplement specifies, collections on automobile loan contracts owned by the issuing entity may be used to purchase additional automobile loan contracts during a revolving period rather than applied to make certain payments on the notes.

Sub-prime automobile loan contracts, the principal component of the trust property, is a common term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700.

The automobile loan contracts included as trust property of an issuing entity will generally consist of simple interest automobile loan contracts, which provide for equal monthly payments. If an obligor under such a contract pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loans will be correspondingly greater. Conversely, if an obligor under such a contract pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loans will be correspondingly less.

If a material number of automobile loan contracts included as trust property of an issuing entity are not simple interest automobile loan contracts, the type of automobile loan contracts will be described in the related prospectus supplement.

Distribution Date

As described in the related prospectus supplement, the notes will pay principal and/or interest on specified dates.

Distribution dates will occur monthly, quarterly, or semi-annually.

Record Date

The related prospectus supplement will describe a date preceding the distribution date, as of which the trust collateral agent, the trustee or the paying agent will fix the identity of noteholders. Noteholders whose identities are fixed on this date will receive payments on the next succeeding distribution date.

Collection Period

A period preceding each distribution date —for example, in the case of monthly-pay notes, the calendar month preceding the month in which a distribution date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trust collateral agent or trustee prior to the related distribution date.

Credit Enhancement

As described in the related prospectus supplement, credit enhancement for any class of notes may include any one or more of the following:

•	a reserve account or spread account;

•	over-collateralization;

•	subordination;

•	excess cashflow;

•	a financial guaranty insurance policy issued by a financial guaranty insurer specified in the related prospectus supplement;
•	cross-collateralization;

•	letters of credit; and

•	credit or liquidity facilities.

Registration of Securities

The issuing entity may issue the notes as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, noteholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

Optional Termination

As described in this prospectus and the related prospectus supplement, the servicer, the sponsor, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of notes.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of notes. The transaction documents may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Sale of Automobile Loan Contracts

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the transaction documents for that particular series of notes, direct the issuing entity to sell delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

Material Federal Income Tax Consequences

Each class of notes will, for federal income tax purposes, constitute one of the following:

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

•	debt issued by a trust or by the sponsor secured by the underlying automobile loan contracts; or

•	interests in a trust which is treated as a partnership.

In addition to reviewing “Material Federal Income Tax Consequences” in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of notes could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” beginning on page 81 in this prospectus and in the related prospectus supplement.

Ratings

Each class of notes offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating organization engaged to rate the notes. The ratings are not a recommendation to purchase, hold or sell the notes and do not address the market price or suitability of the notes for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the notes by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loan contracts or the effect of the rate of prepayments on the return of principal to noteholders. An engaged rating agency, in its discretion may lower, qualify or withdraw its rating as to any note at any time.

Risk Factors

This section and the section under the caption “Risk Factors” in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any note. You should consider these risk factors prior to any purchase of any note.

You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell.	A secondary market for your notes may not be available. If it is available, it may not provide you with sufficient liquidity of investment or continue for the life of these notes. The underwriters may establish a secondary market in the notes, although no underwriter will be obligated to do so. The notes are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the notes in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase notes for which they cannot obtain definitive physical securities.

Prepayments on the automobile loan contracts could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity.	The automobile loan contracts may be prepaid in full or in part at any time.
The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loan contracts. If you purchase a note at a premium based on your expectations as to its maturity or weighted average life, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount based on your expectations as to its maturity or weighted average life, and the note pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on any interest only notes will be extremely sensitive to the rate of prepayments on the automobile loan contracts. If the automobile loan contracts prepay rapidly the yield on an interest only note could be dramatically reduced.

We cannot predict the rate of prepayments of the automobile loan contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, general availability of credit, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that an issuing entity will experience.

Optional or mandatory redemption of your notes could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.	Your notes could be subject to optional or mandatory redemption features, which could adversely affect the yield to maturity of the notes and which may expose you to reinvestment risk.

One or more notes of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loan contracts or the notes is less than a specified amount or percentage. The conditions under which an optional or mandatory redemption of all or a portion of a series of notes may be effected are set forth in the related prospectus supplement.

If you purchase a note at a premium based on your expectations as to its maturity or weighted average life, and the note is redeemed earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount based on your expectations as to its maturity or weighted average life, and the note is redeemed later than you expected, your yield will be lower than you anticipated. The yield to maturity on interest only notes will be extremely sensitive to the timing of any redemption of the notes. If an interest only note were redeemed earlier than you had anticipated, the yield on the note could be dramatically reduced.

Furthermore, since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

The trust property consists mainly of automobile loan contracts made primarily to sub-prime borrowers.	The trust property consists of automobile loan contracts made primarily to sub-prime borrowers which are originated under lending programs of the sponsor designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may have a limited credit history. Because the sub-prime automobile loan contracts that are included in the trust property were made to consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, the sponsor charges interest on the automobile loan contracts at higher rates than those charged by many traditional financing sources. Sub-prime automobile loan contracts such as those included in trust property therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies, defaults and net losses than automobile loan contracts originated by traditional automobile financing sources.

Credit enhancement, if available, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.	Credit enhancement may be available in limited amounts to cover some, but not all, types of losses on the automobile loan contracts. Any such credit enhancement may be depleted over time and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage and the identification of any entity providing the credit enhancement will be described in the accompanying prospectus supplement.

Insolvency of the entity that is holding the automobile loan contracts may cause your payments to be reduced or delayed.	Any insolvency by the sponsor, the servicer, or any other party while in possession of the automobile loan contracts may result in competing claims to ownership or security interests in the automobile loan contracts which could result in delays in payments on the notes, losses to noteholders or the repayment of the notes.

In addition, if the sponsor, the servicer, or another party that is in possession of the automobile loan contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loan contracts with priority over the trustee’s or trust collateral agent’s interest. This could result in delays in payments on the notes, losses to noteholders or the repayment of the notes.

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency, default or net loss experience of the automobile loan contracts if there is a significant concentration of automobile loan contracts relating to borrowers located in the affected state or region. The state-by-state concentration of the automobile loan contracts held by any issuing entity will be set forth in the related prospectus supplement.

Federal and state laws and other factors may limit the collection of payments on the automobile loan contracts and repossession of the vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loan contracts. As a result, you may experience delays in receiving payments and suffer losses.

Additional factors that may affect the issuing entity’s ability to recoup the full amount due on an automobile loan contract include:

	•	the sponsor’s failure to file amendments to the certificate of title relating to the related vehicle;

	•	the sponsor’s failure to file financing statements to perfect its security interest in the related vehicle;

	•	depreciation;

	•	obsolescence;

	•	damage or loss of the related vehicle; and

	•	the application of federal and state bankruptcy and insolvency laws.

Furthermore, proceeds from the sale of repossessed vehicles can fluctuate significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed vehicles than the sponsor has historically experienced.

Insolvency of the sponsor may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the sponsor may reduce payments to you. The sponsor has structured and will structure securitization transactions such that, in the event the sponsor were to become bankrupt, the automobile loan contracts sold to the related issuing entity are not expected to be treated as property of the sponsor’s bankruptcy estate.

The steps taken to guard the sold automobile loan contracts against bankruptcy include the creation of the depositor as a special-purpose subsidiary of the sponsor (the formation documents for which restrict the nature of its businesses and its ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loan contracts to the depositor. The depositor, in turn, transfers the automobile loan contracts to the issuing entity for the related series of notes (which is also a special-purpose entity, the formation documents for which restrict the nature of its business and its ability to commence a voluntary bankruptcy case or proceeding). The depositor and these issuing entities are required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the sponsor in the event of the sponsor’s bankruptcy.

The sponsor believes that its transfers of the automobile loan contracts to the depositor are structured so that they should be treated as absolute and unconditional assignments and transfers under bankruptcy law and that the automobile loan contracts should not, in the event that the sponsor were to become bankrupt, become property of the sponsor’s bankruptcy estate. Furthermore, the sponsor believes that it, the depositor and the issuing entities are, and will be, operated in a manner that minimizes the likelihood that the assets of the depositor or any issuing entity would be consolidated with those of the sponsor in the event of the sponsor’s bankruptcy.

However, in the event of an insolvency of the sponsor, a court or bankruptcy trustee could attempt to:

•      recharacterize any transfer of the automobile loan contracts by the sponsor to the depositor and/or by the depositor to the related issuing entity as a borrowing by the sponsor from the depositor, the related issuing entity or the related noteholders, secured by a pledge of the related automobile loan contracts; or

• consolidate the assets of the depositor and/or the related issuing entity with those of the sponsor.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the notes and liquidate the automobile loan contracts, in which case you may only be entitled to the outstanding principal amount and interest on the notes at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt were successful, an event of default would occur with respect to the notes, the notes would be accelerated and the trustee’s or the trust collateral agent’s recovery on your behalf could be limited to the then-current value of the automobile loan contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the notes.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.	While the sponsor is the servicer, cash collections remitted directly to the sponsor, rather than to a lockbox account, and held by the sponsor prior to deposit in the collection account as required by the transaction documents may be commingled with the sponsor’s corporate funds prior to each distribution date.

If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the issuing entity, the trustee or the trust collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to noteholders.

Losses and delinquencies on the automobile loan contracts may differ from the sponsor’s historical securitization pool loss and delinquency levels.	The delinquency and loss levels of the automobile loan contracts owned by an issuing entity may not correspond to the historical levels the sponsor experienced on its automobile loan contract and vehicle portfolio or in prior securitized pools of similar assets. There is a risk that delinquencies and losses could increase or decline significantly for various reasons, including changes in the local, regional or national economies.

Noteholders have no recourse against the sponsor for losses.

The depositor, the issuing entities and the noteholders will have no recourse against the sponsor other than (i) for breaches of certain representations and warranties with respect to the automobile loan contracts and (ii) for certain breaches of the sponsor’s obligations as servicer under the transaction documents. The notes represent obligations solely of the related issuing entity. Unless explicitly set forth in the related prospectus supplement, no notes will be guaranteed, in whole or in part, by the sponsor, the servicer, the applicable trustee or trust collateral agent or any other party.

Consequently, if payments on the automobile loan contracts, and to the extent available, any credit enhancement, are insufficient to pay the notes in full, you will have no rights to obtain payment from the sponsor.

Defaulted automobile loan contracts may result in a delay in payments to noteholders and a loss of your investment.	In the event that the sponsor or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loan contracts, the issuing entity may not realize the full amount due on an automobile loan contract, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent; whether financing statements to perfect the security interest in the automobile loan contracts had been filed; depreciation, obsolescence, damage or
loss of any vehicle; a market deterioration for
recoveries from repossessed vehicles; and the
application of federal and state bankruptcy and
insolvency laws. As a result, you may be subject to
delays in receiving payments and suffer loss of
your investment in the notes.

Transfer of servicing may delay payments to you.	The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. If the sponsor were to cease servicing the automobile loan contracts, delays in processing payments on the automobile loan contracts and information regarding automobile loan contract payments could occur. This could delay payments to you. There is no guarantee that a replacement servicer would be able to service the automobile loan contracts with the same capability and degree of skill as the sponsor. See “Description of the Transaction documents—Servicer Termination Event” herein.

Inability of the sponsor to reacquire automobile loan contracts which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the sponsor to reacquire automobile loan contracts from the trust property if representations and warranties concerning the automobile loan contracts’ eligibility for sale to the issuing entity have been breached. If the sponsor is unable to reacquire the automobile loan contracts and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the notes.

Inadequate insurance on vehicles may cause losses on your investment.	Each automobile loan contract requires the obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the automobile loan contract with the sponsor named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan contract generally gives the sponsor the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither is in the practice of obtaining force-placed insurance coverage. In most cases, the sponsor does not typically obtain forced-placed insurance on the automobile loan contracts. In the event insurance coverage is not maintained by obligors and coverage is not force-placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loan contracts. In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan contract during the obligor’s period of active duty status. Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and losses on your investment in the notes.

The ratings assigned to your notes by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your notes.	The ratings assigned to the notes will be based on, among other things, the adequacy of the assets of the issuing entity and any credit enhancement for a series of notes. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant.

If the ratings of certain notes are dependent upon creditworthiness of a credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the notes.	The ratings of notes enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider’s financial strength ratings could result in a reduction of the ratings on the notes.

The sponsor’s cashflow could be adversely affected by any negative performance of automobile loan contracts in the sponsor’s servicing portfolio.

As the holder of the residual interests in the depositor, which will be the holder of the residual interest in each issuing entity, the sponsor will be the ultimate recipient of excess cash flow from each securitization. The amount of excess cash flow released to the sponsor with respect to a securitization will, therefore, be dependent on the performance of the trust property included in that securitization.

Furthermore, many of the sponsor’s historic securitization transactions have been insured by financial guaranty insurers. Generally, the form of credit enhancement agreements that the sponsor enters into with a financial guaranty insurer in connection with a securitization transaction contain specified limits on portfolio performance ratios (typically delinquency, cumulative default and cumulative net loss triggers) relating to the automobile loan contracts included in that securitization transaction. If at any measurement date any of the monitored portfolio performance ratios with respect to an issuing entity exceeds limits set forth in the related credit enhancement agreements, provisions of the credit enhancement agreements would automatically increase the level of credit enhancement requirements for that issuing entity, unless a waiver is obtained from the related financial guaranty insurer. During the period when any specified ratio is exceeded, excess cash flow, if any, from the issuing entity would then be used to fund the increased credit enhancement levels instead of being released to the sponsor, which would have an adverse effect on the sponsor’s cash flow.

Additionally, the sponsor’s outstanding securitization transactions that are insured by financial guaranty insurers are cross-collateralized to a limited extent. In the event of a shortfall in the original target credit enhancement requirement for any insured securitization transaction after a certain period of time, excess cash flows from other transactions insured by the same financial guaranty insurer may be used to satisfy that shortfall, which would have an adverse effect on the sponsor’s cash flow. It is possible that future insured transactions may have a similar cross-collateralization feature among themselves and with outstanding transactions insured by the same financial guaranty insurer.

In cases where there is no excess cash flow in a securitization because of the performance of the related trust property or where excess cash flow from a securitization does not flow to the sponsor and is instead used to increase credit enhancement on that securitization or on one or more cross-collateralized securitizations, the sponsor will nonetheless continue to receive servicing fees, subject to the priority of payments, from that securitization and will continue to receive those fees for so long as it remains the servicer under the transaction.

The credit enhancement agreements with financial guaranty insurers contain additional specified pool performance ratios which are higher than the limits referred to in the preceding paragraphs. If, at any measurement date, the pool performance ratios with respect to any insured issuing entity were to exceed these higher levels, provisions of the credit enhancement agreements may permit the applicable financial guaranty insurer to terminate the sponsor’s servicing rights to the automobile loan contracts sold to that issuing entity and may give rise to the ability of the financial guaranty insurer, the trustee or a specified percentage of the noteholders to declare an event of default to have occurred. Although the sponsor has never exceeded these targeted pool performance ratios, there can be no assurance that the sponsor will not exceed these ratios in the future or that, if the sponsor did exceed these ratios, the servicer’s servicing rights with respect to the automobile loan contracts owned by the related issuing entity would not be terminated.

In addition, many of the transaction documents for the insured securitizations that have been sponsored by the sponsor are cross-defaulted so that a default under one securitization would allow the applicable financial guaranty insurer to terminate the sponsor’s rights as servicer under all other securitization transactions with respect to which it issued a financial guaranty insurance policy. Any financial guaranty insurers who issue financial guaranty insurance policies in connection with future transactions may require similar cross-default features among transactions which they insure.

The sponsor’s financial guaranty insurers have other rights to terminate the sponsor as servicer for issuing entities insured by the same financial guaranty insurer, including if (i) the sponsor were to breach its obligations under the applicable transaction documents, (ii) the applicable financial guaranty insurer was required to make payments under one or more of its policies or (iii) certain bankruptcy or insolvency events were to occur.

Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses.	None of the sponsor, the depositor, the issuing entity, the trustee or any other party will amend or reissue the certificates of title to the financed vehicles to note their sale to the issuing entity or the grant of a security interest in the vehicles to the trustee or the trust collateral agent, as applicable, by the issuing entity. Because the certificates of title will not be amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles securing the automobile loan contracts originated in some states. In the event that an automobile loan contract originated in any such state goes into default, you may experience delays in receiving payments and losses on your investment in the notes.

The Sponsor and the Servicer

The sponsor is the wholly-owned primary operating subsidiary of General Motors Financial Company, Inc. (f/k/a AmeriCredit Corp.), a Texas corporation, a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company. The sponsor was incorporated in Delaware on July 22, 1992. The sponsor originates and services automobile loan contracts. The sponsor’s executive offices are located at 801 Cherry Street, Suite 3500 Fort Worth, Texas 76102; telephone (817) 302-7000. The sponsor will serve as the servicer for each securitization transaction.

See the accompanying prospectus supplement for information regarding the sponsor’s securitization program, static pool data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

The Depositor

The depositor for each series of notes will be AFS SenSub Corp., a special-purpose finance subsidiary of the sponsor.

As described in the related prospectus supplement, the depositor will structure each transaction so that a bankruptcy of the sponsor will not result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor will receive a legal opinion for each transaction, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Backup Servicer

The backup servicer for each series of notes, if any, will be specified in the related prospectus supplement. The backup servicer’s duties in connection with the related securitization will be set forth in the related prospectus supplement and transaction documents.

The Trustee and the Trust Collateral Agent

The trustee and the trust collateral agent for each series of notes will be specified in the related prospectus supplement. The trustee’s and the trust collateral agent’s liabilities in connection with the issuance and sale of the related notes is limited solely to the express obligations of the trustee and the trust collateral agent, respectively, detailed in the related transaction documents.

The related prospectus supplement will specify procedures for the resignation or removal of the trustee, the trust collateral agent, any replacement trustee and any replacement trust collateral agent and for the replacement of any such party.

The Issuing Entity

The sponsor or the depositor will either establish a separate entity that will issue the notes, or will form a finance subsidiary that will issue the notes.

The Trust Property

As specified in the related prospectus supplement, the trust property will include:

•

a pool of automobile loan contracts made primarily to sub-prime borrowers relating to automobile loans between manufacturers, dealers or third-party lenders or other originators with retail purchasers or originated by the sponsor or an affiliate directly with retail purchasers;

•	all monies, including accrued interest, due on the related automobile loan contracts on or after the cut-off date;

•	amounts that the servicer may hold in one or more trust accounts;

•	security interests in the automobiles underlying the related automobile loan contracts;

•

the right to proceeds from the disposition of the related automobiles, an assignment of rights to proceeds from claims on insurance policies covering the related automobiles and property relating to the related automobiles (including the contract files relating to the related automobile loan contracts);

•

an assignment of the depositor’s rights, if any, against manufacturers, dealers, third-party lenders or other originators under agreements between the sponsor and the related manufacturer, dealer, third-party lender or other originators; and

•	interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the sponsor.

If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account or revolving period account, which the issuing entity will use to acquire or receive a security interest in additional automobile loan contracts during a pre-funding period or revolving period. In addition, some combination of credit enhancement may be issued to or held by the trustee or trust collateral agent on behalf of the issuing entity for the benefit of the noteholders.

Sub-prime automobile loan contracts, the principal component of the trust property, is a term used to describe automobile loan contracts made to borrowers who have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700.

The automobile loan contracts comprising the trust property will be either:

•	originated by the sponsor;

•	originated by an originating affiliate of the sponsor and assigned to the sponsor;

•	originated by manufacturers and acquired by the sponsor;

•	originated by dealers and acquired by the sponsor; or

•	originated by other third-party lenders and acquired by the sponsor.

The trust property will include automobile loan contracts for which the related vehicle is subject to federal or state registration or titling requirements.

The Automobile Loan Contracts

Automobile Loan Contract Pools

To the extent appropriate, the related prospectus supplement will describe the distribution of the automobile loan contracts held by the issuing entity by:

•	geographic concentration;

•	annual percentage rates;

•	wholesale loan-to-value ratio;

•	vehicle description;

•	sponsor custom scores; and

•	credit bureau scores.

The Automobile Loan Contracts

The vast majority of the automobile loan contracts will consist of simple interest automobile loan contracts. Simple interest automobile loan contracts provide for equal monthly payments that are applied first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest automobile loan contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loan contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest automobile loan contract after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the automobile loan contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

If a material number of automobile loan contracts included as trust property of an issuing entity are not simple interest automobile loan contracts, the type of automobile loan contracts will be described in the related prospectus supplement.

Delinquencies, Repossessions, and Net Loss Information on the Automobile Loan Contracts

The related prospectus supplement will describe the sponsor’s delinquency, repossession and net loss experience with respect to automobile loan contracts it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loan contracts in the sponsor’s portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the sponsor’s prior experience.

Maturity and Prepayment Considerations on the Automobile Loan Contracts

The weighted average life of the notes will be influenced by the rate at which the principal of the automobile loan contracts backing those notes is paid. Prepayments on automobile loan contracts and accelerated payments resulting from defaults will both shorten the weighted average life of the notes. The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, financial and other factors. In addition, the transaction documents will require the sponsor, under specific circumstances, to acquire automobile loan contracts from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the notes will be borne entirely by the noteholders.

Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loan contracts and series of notes, together with a description of any prepayment penalties.

AmeriCredit’s Automobile Financing Program

To the extent automobile loan contracts are originated under standards and procedures other than those described in this section, those standards and procedures will be described in the related prospectus supplement.

General

The sponsor is a leading automobile finance company that has been operating in the automobile finance business since September 1992. The sponsor purchases automobile loan contracts, generally without recourse, for new and used vehicles purchased by consumers from franchised and select independent automobile dealerships and, to a lesser extent, makes automobile loans directly to customers buying new and used vehicles and provides lease financing through certain of its dealership network. The sponsor predominantly offers financing to consumers who are typically unable to obtain financing from traditional sources such as banks and credit unions. The sponsor services its loan portfolio at regional centers using automated loan servicing and collection systems. Funding for the sponsor’s automobile lending activities is obtained through the utilization of the sponsor’s credit facilities and securitization transactions.

The sponsor has historically maintained a significant share of the sub-prime market and has, in the past, participated in the prime and near prime sectors of the automobile finance industry to a more limited extent. The sponsor sources its business primarily through its relationships with automobile dealers, which are maintained through its regional credit centers, marketing representatives (dealer relationship managers) and alliance relationships. The sponsor acquired Bay View Acceptance Corporation, or BVAC, in May 2006, which offered specialized automobile finance products, including extended term financing and higher loan-to-value advances, to consumers with prime credit bureau scores, and acquired Long Beach Acceptance Corp., or LBAC, in January 2007, which offered automobile finance products primarily to consumers with near prime credit bureau scores. The operations of BVAC and LBAC have been integrated into the sponsor’s servicing and administrative activities and there are currently no new originations under either of these platforms.

Target Market

The sponsor’s automobile lending programs are designed to serve customers who have limited access to automobile financing through traditional sources such as banks and credit unions. The bulk of the sponsor’s typical borrowers have experienced prior credit difficulties or have limited credit histories and generally have credit bureau scores ranging from 500 to 700. Because the sponsor generally serves customers who are unable to meet the credit standards imposed by most traditional sources such as banks and credit unions, the sponsor generally charges higher interest rates than those charged by such sources. Since the sponsor provides financing in a relatively high risk market, the sponsor also expects to sustain a higher level of delinquencies and credit losses than these other automobile financing sources.

Marketing

Since the sponsor is primarily an indirect lender, it focuses its marketing activities on automobile dealerships. The sponsor is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and a limited number of independent dealerships. The sponsor prefers to finance later model, low mileage used vehicles and moderately priced new vehicles.

Prior to entering into a relationship with a dealer, the sponsor considers the dealer’s operating history and reputation in the marketplace. The sponsor then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the sponsor’s underwriting standards and profitability objectives. Due to the non-exclusive nature of the sponsor’s relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the sponsor or from another source for an automobile loan contract made by the dealership to a customer seeking to make a vehicle purchase. The sponsor’s representatives regularly contact and visit dealers to solicit new business and to answer any questions dealers may have regarding the sponsor’s financing programs and capabilities and to explain the sponsor’s underwriting philosophy. To increase the effectiveness of these contacts, marketing personnel have access to the sponsor’s management information systems which detail current information regarding the number of applications submitted by a dealership, the sponsor’s response and the reasons why a particular application was rejected.

Automobile loan contracts are generally purchased by the sponsor without recourse to the dealer or third-party lender. Accordingly, the dealer or third-party lender usually has no liability to the sponsor if the consumer defaults on the automobile loan contract. Although automobile loan contracts are purchased without recourse to the dealer or third-party lender, the dealer or third-party lender typically makes certain representations as to the validity of the automobile loan contracts and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the automobile loan contracts or the condition of the underlying collateral. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer or third-party lender has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealer or third-party lender on these representations and indemnities to be of material significance in its decision to purchase automobile loan contracts from a dealer. Depending upon the contract structure and consumer credit attributes, the sponsor may charge dealers a nonrefundable acquisition fee or pay dealers a participation fee when purchasing individual automobile loan contracts. These fees are assessed on a contract-by-contract basis.

The sponsor has programs with certain new vehicle manufacturers, including General Motors Company, under which the new vehicle manufacturers provide the sponsor cash payments in order for the sponsor to offer lower interest rates on automobile loan contracts it purchases from the new vehicle manufacturers’ dealership network. The programs serve the sponsor’s goal of increasing new loan originations and the new vehicle manufacturers’ goal of making credit more available to consumers purchasing vehicles sold by the new vehicle manufacturer.

Origination Network

The sponsor’s origination platform provides specialized focus on marketing and underwriting loans. Responsibilities are segregated so that the sales group markets the sponsor’s programs and products to its dealer customers, while the underwriting group focuses on underwriting, negotiating and closing automobile loan contracts.

The sponsor uses a combination of regional credit centers and dealer relationship managers to market its indirect financing programs to select dealers, develop relationships with these dealers and underwrite automobile loan contracts submitted by the dealerships. The sponsor believes that the personal relationships its credit underwriters and dealer relationship managers establish with the dealership staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

The sponsor selects markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealers it seeks to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings that are accessible to dealers.

Regional credit managers, credit managers and credit underwriters staff credit center locations. The regional credit managers report to a senior vice president. Credit center personnel are compensated with base salaries and incentives based on corporate and overall credit center performance, including factors such as loan credit quality, loan pricing adequacy and loan volume objectives.

The senior vice presidents monitor credit center compliance with the sponsor’s underwriting guidelines. The sponsor’s management information systems provide the senior vice presidents with access to credit center information enabling them to consult with the regional credit managers on credit decisions and assess the appropriateness of the sponsor’s existing underwriting guidelines. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer relationship managers are either based in a regional credit center or work from a home office. Dealer relationship managers solicit dealers for applications and maintain the sponsor’s relationships with the dealers in their geographic vicinity, but do not have responsibility for credit approvals. The sponsor believes the local presence provided by its dealer relationship managers enables it to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer relationship managers are underwritten at the sponsor’s regional credit centers. The dealer relationship managers are compensated with base salaries and incentives based on loan volume objectives and profitability. The dealer relationship managers report to regional sales managers.

Third-Party Lending

The sponsor may establish and maintain relationships with third-party lenders who refer individual credit applications originated by dealers to the sponsor pursuant to an arrangement commonly referred to as a “private label” program. Under this program, the sponsor, after review of the referred credit application, will accept or deny the application and, if accepted, will propose terms of financing for such obligor to the third-party lender who, in turn communicates those terms to the dealer and the borrower. If the sponsor ultimately finances an automobile loan contract that is referred to it by a third-party lender, it does so by advancing the related funds to the third-party lender which then advances funds to the related dealer. Each third-party lender maintains the direct relationship with the related dealers. A third-party lender also may be identified on the automobile loan contract and certificate of title for the related automobile, in which case it is a titled third-party lender.

Direct Lending

In addition to purchasing automobile loan contracts originated by dealers and third-party lenders, the sponsor and its originating affiliates may originate automobile loan contracts directly with consumers. A further description of this program will be set forth in any prospectus supplement for a securitization transaction that contains a material number of automobile loan contracts that were directly originated.

Credit Underwriting

The sponsor predominantly offers financing to consumers who are typically unable to obtain financing from traditional sources. While supported by our proprietary credit scoring system, underwriting subprime loans is largely a judgmental process. The sponsor utilizes underwriting guidelines to achieve a given business strategy. These guidelines are dependent upon risk tolerances which may and often do change depending on many different factors including, but not limited to, the sponsor’s strategic objectives, market demand for subprime automobile finance, access to and cost of financing, economic environment, consumer credit trends and the volatility in used car pricing. The following paragraphs discuss in more detail the sponsor’s proprietary credit scoring system, underwriting guidelines and the underwriting process.

The sponsor utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the sponsor’s consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to statistically rank order credit risk in terms of expected default rates, which enables the sponsor to evaluate credit applications for approval and tailor automobile loan contract pricing and structure. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the sponsor would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the automobile loan contract. While the sponsor employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating automobile loan contracts for purchase or changes in certain macroeconomic factors after purchase could negatively affect the credit performance of the sponsor’s automobile loan contracts portfolio.

The proprietary credit scoring system incorporates data contained in the customer’s credit application, credit bureau report and other third-party data sources as well as the structure of the proposed automobile loan contract and produces a statistical assessment of these attributes. This assessment is used to rank-order applicant risk profiles and determine the price the sponsor should charge for different risk profiles. The sponsor’s credit scorecards are monitored through comparison of actual versus projected performance by score. Periodically, the sponsor endeavors to refine its proprietary scorecards based on new information including identified correlations between automobile loan contract performance and data obtained in the underwriting process.

In addition to the sponsor’s proprietary credit scoring system, management sets other underwriting guidelines. These underwriting guidelines are comprised of numerous evaluation criteria, including (i) identification and assessment of the applicant’s repayment willingness and capacity, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment structure and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants the sponsor will approve as rank-ordered by the credit scorecards, are subject to change to be compatible with the sponsor’s strategic plan which, as noted above, may change from time to time.

The sponsor purchases individual automobile loan contracts through its underwriting specialists in regional credit centers using a credit approval process tailored to local market conditions. Underwriting personnel have a specific credit authority based upon their experience and historical automobile loan contract portfolio results as well as established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested loan application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the loan application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any automobile loan contract application notwithstanding the underwriting guidelines as part of the overall underwriting process. Automobile loan contracts may also be underwritten through the sponsor’s central loan processing office for specific dealers requiring centralized service, for transactions that are originated through direct lending channels, in some cases, outside of normal regional credit center working hours. Although the credit approval process is decentralized, the sponsor’s application processing system includes controls designed to ensure that credit decisions comply with the sponsor’s credit scoring strategies and underwriting policies and procedures including approval authorities.

The majority of credit applications are evaluated based on a judgmental review process following an initial assessment using the sponsor’s automated credit scoring system. Under this initial review process, automobile loan contract application packages completed by prospective obligors are received electronically, through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into the sponsor’s application processing system, a credit bureau report and other third-party data sources are automatically accessed and a proprietary credit score is computed. A substantial percentage of the applications received by the sponsor fail to meet the sponsor’s minimum credit score requirement and are automatically declined. For applications that are not automatically declined, underwriting personnel of the sponsor continue to review the application package and judgmentally determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. At this judgmental review stage, the credit applications are individually reviewed by an underwriting specialist, who examines the information utilized in the initial, credit scoring system process together with additional data. The underwriting specialist then makes a decision based on his or her assessment of the strengths and weaknesses of the applicant and the terms of the proposed automobile loan contract. The underwriting specialist might condition approval of an automobile loan contract on one or more of a variety of changes, including, but not limited to, a change that would reduce the monthly payment, such as the making of a larger down payment, the substitution of a less expensive vehicle, or some other modification to the financing terms. Upon the final determination of the collateral and financing terms, the loan application is assigned a final proprietary credit score by the credit scoring system, and a credit decision to approve or reject the loan application is made by the credit underwriter or personnel with the required level of authority. Dealers are contacted regarding credit decisions electronically or by facsimile. Declined applicants are also provided with appropriate notification of the decision.

Completed automobile loan contract packages are sent to the sponsor by dealers or other loan origination sources. Loan documentation is scanned to create electronic images and electronically forwarded to the sponsor’s centralized automobile loan contract processing department. A loan processing representative verifies certain applicant employment, income and residency information. Loan terms, insurance coverage and other information may be verified or confirmed with the customer. The original documents are subsequently sent to the sponsor’s centralized account services department and critical documents are stored in a fire resistant vault.

Once cleared for funding, the funds are electronically transferred to the dealer or a check is issued. Upon funding of the automobile loan contract, the sponsor acquires a perfected security interest in the automobile that was financed. Daily automobile loan contract reports are generated for review by senior operations management. All of the sponsor’s automobile loan contracts are fully amortizing with substantially equal monthly installments. Key variables, such as automobile loan contract applicant data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are tracked. The credit risk management department also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

Credit performance reports track portfolio performance at various levels of detail including total company, credit center and dealer. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews profitability metrics on a consolidated basis, as well as at the credit center, origination channel, dealer and automobile loan contract levels.

The sponsor uses programs developed and maintained by service providers, such as DealerTrack Holdings Inc., or DealerTrack, that allow the sponsor to complete the entire contracting process electronically. The electronic automobile loan contracts created by the program are electronically signed by the related obligors and are stored in an electronic vault maintained by the sponsor or by the related service provider. The sponsor does not expect to maintain physical copies of the electronic automobile loan contracts.

The sponsor has purchased only an immaterial number of electronically originated automobile loan contracts to date and only an immaterial number of electronically originated contracts have been included in pools of automobile loan contracts that have been sold to issuing entities. If the sponsor ever intends to include a material amount of electronically originated automobile loan contracts in a pool of automobile loan contracts to be sold to an issuing entity, the related prospectus supplement will describe the manner in which those automobile loan contracts were originated and the manner in which DealerTrack, or the related service provider will maintain the automobile loan contracts.

Following the funding of automobile loan contracts, the sponsor’s credit review department analyzes a sample of automobile loan contracts to determine whether underwriting personnel exercised appropriate judgment consistent with the sponsor’s underwriting guidelines, authorization levels and overall corporate strategy. Post-funding credit performance is also monitored and analyzed by the sponsor’s credit risk management department to determine if any process changes are required depending on the sponsor’s strategic objectives and/or economic conditions.

Loan Servicing

The sponsor’s servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. At the time of the origination of any automobile loan contract, each financed vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the sponsor’s customary servicing procedures. The sponsor currently monitors such insurance coverage of financed vehicles in accordance with its customary servicing procedures. In addition, the sponsor will have the right, under each sale and servicing agreement, to require each obligor to obtain insurance coverage by acquiring insurance on the obligor’s behalf and charging the obligor the premium payments each month, together with principal and interest and other charges that are incurred to the obligor.

The sponsor uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the sponsor of an address change. Approximately 15 days before a customer’s first payment due date and each month thereafter, the sponsor mails the customer a billing statement directing the customer to mail payments to a lockbox processor for deposit in a lockbox account. Payment receipt data is electronically transferred from the sponsor’s lockbox processor to the sponsor for posting to the automobile loan contract accounting system. Payments may also be received (i) from third-party payment processors, such as Western Union, (ii) directly by the sponsor from customers or (iii) via other electronic transmission of funds. Payment processing and customer account maintenance is performed centrally at the sponsor’s operations center in Arlington, Texas.

The sponsor’s collections activities are performed at regional centers located in Arlington, Texas; Chandler, Arizona; Charlotte, North Carolina; and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from the sponsor’s database. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of customers daily.

Once an account reaches a certain level of delinquency, the account moves to one of the sponsor’s advanced collection units. The objective of these collectors is to resolve the delinquent account. The sponsor may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

Statistically-based behavioral assessment models are used in the sponsor’s servicing activities to project the relative probability that an individual account will default. The behavioral assessment models are used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

At times, the sponsor offers payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the automobile loan contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the sponsor’s policies and guidelines. Exceptions to the sponsor’s policies and guidelines for deferrals must be approved by the appropriate level of authority. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions are also monitored by the sponsor’s centralized credit risk management function.

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the sponsor’s ability to dispose of the repossessed vehicle. Independent repossession firms engaged by the sponsor handle repossessions. All repossessions, other than bankruptcy or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The sponsor does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the automobile loan contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the automobile loan contract, and the resulting deficiency is charged-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

The value of the collateral underlying the sponsor’s automobile loan contracts portfolio is updated periodically with a loan-by-loan link to national wholesale auction values. This data, along with the sponsor’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

The servicer may direct the issuing entity to sell automobile loan contracts included as trust property for an issuing entity that are more than a specified number of days delinquent to a third party that is unaffiliated with the servicer, the depositor and the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the related transaction documents. In no event may more than a specified percentage of the number of automobile loan contracts in a pool of automobile loan contracts be sold by the issuing entity in this manner.

Risk Management

The sponsor’s credit risk management function is responsible for monitoring the automobile loan contract approval process and supporting the supervisory role of senior operations management. Key variables, such as automobile loan contract applicant data, credit bureau and credit score information, automobile loan contract structures and terms and payment histories are tracked. The credit risk management function also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

The credit risk management function prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total sponsor, credit center and dealer. Various reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new automobile loan contract originations. The sponsor reviews portfolio returns on a consolidated basis, as well as at the credit center, origination channel, dealer and automobile loan contract levels.

The sponsor’s centralized credit risk management department conducts regular reviews of and provides recurring reporting and monitoring on credit center operations, automobile loan contract operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the sponsor’s written policies and procedures as well as regulatory matters. Credit center reviews include a review of compliance with underwriting policies, completeness of automobile loan contract documentation, collateral value assessment and applicant data investigation. In addition, this corporate department also performs reviews of the repossession, charge-off, deferment and bankruptcy processes. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior management.

The Sponsor’s Securitization Program

The sponsor has securitized sub-prime automobile loan contracts since 1994. Certain of these prior securitizations had senior-subordinate structures and others were credit enhanced by insurance policies issued by Assured Guaranty Corp., Financial Security Assurance Inc. (which became Assured Guaranty Municipal Corp. after the acquisition of Financial Security Assurance Inc. by an affiliate of Assured Guaranty Corp. on July 1, 2009), MBIA Insurance Corporation, Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.), Ambac Assurance Corporation or Financial Guaranty Insurance Company. A more detailed description of the sponsor’s past securitizations, including more detailed information concerning the number of securitizations credit enhanced by each of the specified credit enhancers and the number of securitizations still outstanding, will appear in the related prospectus supplement.

The sponsor’s outstanding securitization transactions insured by financial guaranty insurance providers may contain a limited cross-collateralization feature. In the event of a shortfall in the original target credit enhancement requirement for any of these securitization transactions after a specified period of time, excess cash flows from other transactions insured by the same insurance provider may be used to satisfy the shortfall amount.

In each of the sponsor’s previous securitizations of sub-prime automobile loan contracts, the sponsor either purchased sub-prime automobile loan contracts from automobile dealers and other third-party lenders or originated the sub-prime automobile loan contracts directly or through a subsidiary of the sponsor with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts, which were serviced by the sponsor.

Pool Factors

The “pool factor” for each note will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable distribution date, as a fraction of the initial outstanding principal balance of the notes. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable note.

A noteholder’s portion of the aggregate outstanding principal balance of the related note is the product of:

•	the original aggregate purchase price of the noteholder’s notes; and

•	the applicable pool factor.

The noteholders of record will receive reports on or about each distribution date concerning:

•	the payments received on the automobile loan contracts;

•	the “pool balance” (as defined in the related prospectus supplement);

•	each pool factor; and

•	other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

The proceeds from the sale of the notes of a given series of notes will be used by the sponsor for the acquisition or origination of the automobile loan contracts, and/or for general corporate purposes, including:

•	repayment of indebtedness; and

•	general working capital purposes.

If a prospectus supplement indicates that a pre-funding or revolving feature exists with respect to a series of notes to be issued by an issuing entity, additional transfers of automobile loan contracts may be made to that issuing entity from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

•	the volume of automobile loan contracts the sponsor originates or acquires;

•	prevailing interest rates;

•	availability of funds; and

•	general market conditions.

Description of the Securities

General

The notes will be issued in series. The following statements summarize the material terms and provisions common to the notes. A more detailed description of the notes of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the transaction documents for the related notes and the related prospectus supplement.

Each series of notes — or in some instances, two or more classes of notes — will be issued under the related transaction documents.

All of the offered notes will be rated in one of the four highest rating categories by one or more rating agencies engaged to rate the notes.

The notes will represent debt secured by the automobile loan contracts owned by the issuing entity.

Each note may have a different interest rate, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each note within that series, or the initial interest rate and the method for determining subsequent changes to the interest rate.

In addition, a series of notes may include two or more classes of notes that differ as to:

•	timing of payments;

•	sequential order of payments;

•	priority of payments;

•	interest rate; or

•	amount of principal or interest distribution or both.

A series of notes may include one or more classes of notes that are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related automobile loan contracts. In addition, some classes of senior, or subordinate, notes may be senior to other classes of senior, or subordinate, notes in respect of distributions or allocation of losses.

A series of notes may include one or more classes of “strip notes” which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

A series of notes may include one or more classes of “accrual notes”, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual notes which are also strip notes, on each distribution date, or in the manner described in the related prospectus supplement.

Distributions of principal or interest or both on any note or class of notes may be made:

•	on the basis of collections from all, or designated portions, of the related pool of automobile loan contracts,

•	upon the occurrence of specified events; or

•	in accordance with a schedule or formula.

A class of notes may have a balance that may decrease based on the amortization of automobile loan contracts or increase based on principal collections used to purchase additional automobile loan contracts.

A note or notes within a series may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement. See “Derivative Instruments” herein.

General Payment Terms of Notes

Noteholders will be entitled to receive payments on their notes on specified distribution dates. Distribution dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

The related prospectus supplement will describe a record date for each distribution date, as of which the trust collateral agent, the trustee or its paying agent will fix the identity of the noteholders for the purpose of receiving payments on that distribution date. The related prospectus supplement and the related transaction agreements will describe a period, known as the “collection period”, that is related to each distribution date. Interest accrued and principal collected on the automobile loan contracts during a collection period will be required to be remitted by the servicer to the trust collateral agent or the trustee prior to the related distribution date and will be used to distribute payments to noteholders on that distribution date.

In most cases, and unless and to the extent specified in the related prospectus supplement, none of the notes or the automobile loan contracts will be guaranteed or insured by any governmental agency or instrumentality, the sponsor, the depositor, the servicer, the trust collateral agent, the trustee, or any of their respective affiliates.

Distribution Dates

On each distribution date, distributions of principal and interest or, where applicable, of principal only or interest only, on each note will be made either by the trustee or trust collateral agent, or a paying agent appointed by the trustee or trust collateral agent, to the persons who are registered as noteholders at the close of business on the record date. Interest that accrues and is not payable on each of the notes may be added to the principal balance of that note. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a noteholder. If the noteholder has notified the trustee, trust collateral agent or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of any note will be made only upon presentation and surrender of such note at the office or agency of the trustee or trust collateral agent specified in the notice to noteholders of the final distribution.

Determination of Principal and Interest on the Notes

The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular class of notes will be described in the related prospectus supplement. Each note, except for principal only notes, may bear interest at a different interest rate. Interest on the notes will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

On each distribution date, the trust collateral agent, the trustee or a paying agent will distribute to each noteholder an amount equal to the percentage interest represented by the note held by the noteholder multiplied by the total amount to be distributed on that distribution date on account of that note.

For a series of notes that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior notes or subordinate notes will be described in the related prospectus supplement.

Prior to each distribution date the trust collateral agent or trustee will determine the amounts of principal and interest which will be due to noteholders on that distribution date. If the amount then available to the trust collateral agent or trustee is insufficient to cover the amount due to noteholders, the trust collateral agent or trustee will be required to notify the credit enhancement provider, if there is one for that series of notes, providing credit enhancement for this type of deficiency on the related distribution date. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Interest Rates on Notes

Each note within a series may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the related prospectus supplement.

Fixed Rate Notes

Each fixed rate note will bear interest for each related interest period at a per annum rate specified in the related prospectus supplement.

Floating Rate Notes

Each floating rate note will bear interest for each related interest period at a per annum rate determined by reference to an interest rate index, commonly known as the “base rate”, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. A “spread” is the percentage above or below the base rate at which interest will be calculated and a “spread multiplier” is the amount by which the base rate will be multiplied to generate the rate at which interest will be calculated.

The related prospectus supplement will designate a base rate for a given floating rate note based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the related prospectus supplement, floating rate notes may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of note will not be higher than the maximum rate permitted by applicable law.

Each issuing entity that issues a floating rate note will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate notes. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate notes which may be the trust collateral agent or trustee for the series of notes. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class.

The trust property may also include a derivative arrangement for any note within a series. A derivative arrangement may include an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement.

Scheduled Amortization Notes; Companion Notes

The notes may include one or more classes of “scheduled amortization notes” and “companion notes”. Scheduled amortization notes are notes for which payments of principal are to be made in specified amounts on specified distribution dates, to the extent of funds being available on that distribution date. Companion notes are notes which receive payments of all or a portion of any funds available on a given distribution date which are in excess of amounts required to be applied to payments on scheduled amortization notes on that distribution date. Because of the manner of application of payments of principal to companion notes, the weighted average lives of companion notes of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loan contracts owned by the related issuing entity than will the scheduled amortization notes of that series.

Book-Entry Registration

Upon issuance, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of the Depository Trust Company or DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.6 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 121 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes;

DTC’s records reflect only the identity of the DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the DTC participant to transfer the participant’s interest in the notes, on DTC’s records. The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank, or Euroclear.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from

Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Definitive Notes

A series of notes will be issued in fully registered, certificated form, commonly called “definitive notes”, to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•

DTC or the issuing entity advises the trustee or trust collateral agent in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the issuing entity or the trustee is unable to locate a qualified successor; or

•

the beneficial owners advise the trustee or trust collateral agent through DTC participants in a manner consistent with the related transaction documents and with the necessary percentage of the aggregate outstanding principal amount of the notes of that series represented that the continuation of a book-entry system with respect to the notes through DTC is no longer in their best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected noteholders through participants of the availability of definitive notes. Upon surrender by DTC of its notes and receipt of instructions for re-registration, the trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the trust collateral agent or trustee in accordance with the procedures set forth in the transaction documents directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the noteholder as it appears on the register maintained by the trustee or trust collateral agent. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the trustee or trust collateral agent or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee or trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each distribution date, the servicer, the trustee or the trust collateral agent will forward, or cause to be forwarded, to each noteholder of record or post to a designated website a statement or statements with respect to the trust property generally describing the following information:

(1)	the amount of the distribution allocable to principal;

(2)	the amount of the distribution allocable to interest;

(3)	the pool balance, if applicable, as of the close of business on the last day of the related collection period;

(4)	the aggregate outstanding principal balance and the pool factor after giving effect to all payments reported under (1) above on the distribution date;

(5)	the amount paid to the servicer, if any, with respect to the related collection period;

(6)	the amount of the aggregate purchase amounts for automobile loan contracts that have been repurchased, if any, for the related collection period; and

(7)	the amount of the distribution, if any, with respect to each note that was funded by draws on certain forms of credit enhancement.

The actual information to be described in statements to noteholders will be detailed in the related prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trust collateral agent or trustee will provide the noteholders a statement containing the amounts described in (1) and (2) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

Under the transaction documents relating to a particular series, the sponsor may agree to transfer additional automobile loan contracts to the depositor, who will then transfer such additional automobile loan contracts to the issuing entity, following the date on which the issuing entity is established and the notes are issued. This pre-funding feature allows the issuing entity to acquire additional automobile loan contracts during the pre-funding period. Any such additional automobile loan contracts transferred to the issuing entity will be required to conform to specified requirements.

If a pre-funding feature is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trust collateral agent or trustee in connection with the sale of a series of notes. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the pre-funding account. Each securitization that has a pre-funding feature will set a specified “pre-funding period”, lasting for up to one year from the closing date, during which any subsequent transfers must occur. However, if an issuing entity elects federal income tax treatment as a grantor trust, it cannot utilize a pre-funding period lasting longer than three months from the date the issuing entity is established; and if an issuing entity is treated as a mere security device for federal income tax purposes, it cannot utilize a pre-funding period lasting longer than nine months from the date the issuing entity is established. The transaction documents relating to issuing entities utilizing a pre-funding feature will require that any monies originally deposited in the pre-funding account and not used by the end of the pre-funding period must be applied as a mandatory prepayment of the related notes.

Revolving Periods

If a revolving period is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a revolving period funding account up to 100% of all principal collections on the automobile loan contracts during a period, called the “revolving period”, lasting as long as three years from the closing date. The funds deposited in the revolving period funding account will be used to purchase additional automobile loan contracts during the revolving period, rather than applied to make principal payments on the notes. The additional automobile loan contracts will be transferred to the issuing entity in exchange for money released to the sponsor from the revolving period funding account. The transaction documents for each securitization that utilizes a revolving period will set forth a specified revolving period during which any transfers must occur. The transaction documents will require that any monies originally deposited in the revolving period funding account that are not used by the end of the revolving period be applied as a mandatory prepayment of the related notes.

Description of the Transaction Documents

Each series of notes will be issued in connection with the issuing entity, the depositor and the sponsor’s entry into transaction documents which will establish the issuing entity, transfer the automobile loan contracts among the parties and issue the notes. The following paragraphs describe the material provisions common to these agreements across series of notes. A more detailed discussion of the transaction documents governing your specific series of notes will appear in the related prospectus supplement. The term transaction documents as used with respect to an issuing entity means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loan contracts and the issuance of the notes, including without limitation the related indenture or sale and servicing agreement.

Sale, Assignment and Servicing of the Automobile Loan Contracts

On or prior to the closing date, the sponsor will enter into a purchase agreement with the depositor pursuant to which it will sell and assign to the depositor, without recourse, its entire interest in and to the related automobile loan contracts. Under the purchase agreement, the sponsor will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its right to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the stated cutoff date. Each automobile loan contract transferred by the sponsor to the depositor will be identified in an automobile loan contract schedule appearing in an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which it will sell and assign to the issuing entity, without recourse, its entire interest in and to the related automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its right to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the stated cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing in an exhibit to the sale and servicing agreement.

The sponsor will be obligated to acquire from the related issuing entity any automobile loan contract transferred to that issuing entity or pledged to a trust collateral agent or trustee if the interest of the noteholders is materially adversely affected by a breach of any representation or warranty made by the sponsor or the depositor with respect to the automobile loan contract, which breach has not been cured within a specified period of time following the discovery by or notice to the sponsor. In addition, if such a breach has occurred, the sponsor may from time to time substitute other automobile loan contracts for contracts currently held by an issuing entity under conditions described in the transaction documents.

The servicer may, in accordance with the terms of the related transaction documents, direct the issuing entity to sell certain delinquent automobile loan contracts to a third party that is unaffiliated with the sponsor, the depositor and the issuing entity.

Accounts

For each series of notes issued by an issuing entity, the servicer will establish and maintain with the trust collateral agent a collection account, in the trust collateral agent’s name on behalf of the noteholders, in which the servicer will deposit all payments made on or with respect to the related automobile loan contracts. The servicer will also establish and maintain with the trust collateral agent a separate distribution account for each series of notes, in the trust collateral agent’s name on behalf of the noteholders, in which amounts released from the related collection account, the related reserve account, if any, or other credit enhancement will be deposited and from which distributions to noteholders will be made.

The related prospectus supplement will describe any other accounts to be established with respect to an issuing entity.

For any series of notes, funds in the collection account, the distribution account, any reserve account, any pre-funding account, any revolving period account and any other trust accounts (collectively, the trust accounts) will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in any such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). “Eligible investments” are limited to investments acceptable to the engaged rating agencies as being consistent with the rating of the notes. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a distribution date unless the eligible investments are invested in trust collateral agent funds. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders could result. This could, in turn, increase the average life of the notes. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each distribution date.

Unless otherwise specified in the related prospectus supplement, all trust accounts will be maintained as eligible deposit accounts. An “eligible deposit account” is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the notes of the depository institution has a credit rating from each rating agency engaged to rate the notes which signifies investment grade.

The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies engaged to rate the notes; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies engaged to rate the notes.

In addition, the depository institution’s deposits must be insured by the FDIC.

The Servicer

The servicer under each transaction document will be named in the related prospectus supplement. The servicer may be the sponsor, an affiliate of the sponsor, or may be a third-party unrelated to the sponsor. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the noteholders will constitute a servicer default.

Servicing Procedures

The transaction documents will provide that the servicer will make reasonable efforts to:

•	collect all payments due on the automobile loan contracts which are part of the trust property; and

•	make collections on the automobile loan contract using the same collection procedures that it follows with respect to automobile loan contracts that it services for itself and others.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan contract to extend the payment schedule. Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled distribution date for the notes — may result in the servicer repurchasing the automobile loan contract. The servicer may sell the vehicle securing a defaulted automobile loan contract, if any, at a public or private sale, or take any other action permitted by applicable law.

The related prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Payments on Automobile Loan Contracts

The servicer will deposit into the collection account all payments on the related automobile loan contracts, from whatever source, and all proceeds of the automobile loan contracts collected within a specified number of business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the related automobile loan contracts, generally as of the first day of the collection period. Each prospectus supplement and the related transaction documents will specify the priority of distributions with respect to the servicing fee — together with any portion of the servicing fee that remains unpaid from prior distribution dates. The servicing fee will be paid prior to any distribution to the noteholders.

The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loan contracts. In addition, the servicer will be entitled to reimbursement from each issuing entity for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third- party servicer of similar types of automobile loan contracts as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loan contracts;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying costs of collection with respect to defaulted accounts;

•	monitoring the collateral;

•	administering the automobile loan contracts;

•	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions

•	paying certain taxes;

•	accounting fees;

•	outside auditor fees; and

•	data processing costs.

The servicer will also be reimbursed for:

•	repossession and recovery fees; and

•	costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

Distributions

Distributions of principal and interest, or, where applicable, of principal or interest only, on each note will be made by the trust collateral agent or trustee to the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for each note will be detailed in the related prospectus supplement.

On each distribution date, the servicer will transfer collections on the automobile loan contracts from the collection account to the distribution account for distribution to noteholders. Credit enhancement may be available to cover certain shortfalls in the amount available for distribution, but only to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of notes will be subordinate to distributions in respect of interest on the class.

Credit Enhancements

The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each note will be detailed in the related prospectus supplement.

Credit enhancement may be in the form of one or more of the following:

•

reserve accounts or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

•	overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes;

•

subordination of one or more classes of notes, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class;

•

a financial guaranty insurance policy, which is issued by a financial guaranty insurer for the benefit of the noteholders and which unconditionally and irrevocably guarantees the payments of interest and certain payments of principal due on specified notes during the term of the financial guaranty insurance policy;

•

cross-collateralization, which is an arrangement under transactions which benefit from a financial guaranty insurance policy whereby excess cashflows from an eligible cross-collateralized securitization transaction may be used to cover any shortfall in the original target credit enhancement requirement for another cross- collateralized transaction;

•	letters of credit, which are letters issued by a credit provider committing to make payments on the notes, up to a stated amount, if the issuing entity is unable to do so; and

•

credit facilities or liquidity facilities, which are facilities set up by a credit provider which hold money that is available to the issuing entity as a source of funds to make payments on the notes; and

•	any combination of two or more of the foregoing.

Credit enhancement for a class may cover one or more classes of the same series of notes, and credit enhancement for a series of notes may cover one or more other series of notes.

Credit enhancement for any class or series of notes is intended to enhance the likelihood that noteholders of that class or series of notes will receive the full amount of principal and interest due and to decrease the likelihood that the noteholders will experience losses. Credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of those series of notes will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series of notes.

Derivative Instruments

An issuing entity may enter into one or more derivative instruments that benefit one or more notes issued by that issuing entity. The types of derivative instruments entered into by an issuing entity, if any, and the characteristics of those derivative instruments will be detailed in the related prospectus supplement.

Derivative instruments entered into by an issuing entity may be in the form of either or both of the following:

•

interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a hedge counterparty and receives floating rate payments based on the base rate with respect to which interest on related floating rate notes is calculated; or

•

interest rate caps, which are arrangements under which the issuing entity (or another party on its behalf) makes an upfront payment to a hedge counterparty and receives a payment on a monthly or quarterly basis to the extent the base rate with respect to which interest on related floating rate notes is calculated exceeds a stated, or capped, amount.

Collection Period Statements

Prior to each distribution date, the servicer will provide to the trustee, the trust collateral agent and any credit enhancement provider, as of the close of business on the last day of the preceding collection period, a statement describing substantially the same information provided in the periodic reports to noteholders. These reports are described under “Description of the Securities — Reports to Noteholders.”

Evidence as to Compliance

The transaction documents provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. In the event that the backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

Each year, if required by the transaction documents, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loan contracts, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer’s computer reports, and the examination has disclosed no items of non-compliance with the provisions of the transaction documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

Noteholders may obtain copies of the statements and certificates by noteholders by a request in writing addressed to the trustee or trust collateral agent.

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents.

The servicer will not be liable to the noteholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

The “servicer termination events” for each series of notes will include:

•

any failure by the servicer to deliver to the trustee or trust collateral agent for distribution to the noteholders any required payment, which failure continues unremedied for more than two business days after written notice from the trustee or trust collateral agent;

•	any failure by the servicer to deliver to the trustee or trust collateral agent the servicer’s certificate by a specified number of business days prior to the distribution date;

•

any failure by the servicer to observe or perform in any material respect any covenant or agreement in the transaction documents, which failure materially and adversely affects the rights of the noteholders or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer, and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer;

•

any representation, warranty or statement of the servicer made in the related transaction documents or in any certificate, report or other writing delivered pursuant to the related transaction documents shall prove to be incorrect in any material respect as of the time the same was made, the incorrectness of that representation, warranty or statement has a material adverse effect on the related issuing entity or the noteholders and the circumstances or condition in respect of which that representation, warranty or statement was incorrect is not eliminated or otherwise cured within 30 days after the servicer has knowledge thereof or is given written notice thereof by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer or, if applicable and if a financial guaranty insurer default shall have occurred and be continuing, a noteholder;

•

any “insolvency event” with respect to the servicer, which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

•	if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the occurrence of certain events of default in the related insurance agreement; and

•	if applicable, any claim being made on a financial guaranty insurance policy issued as credit enhancement.

Rights upon Servicer Termination Event

As long as a servicer default remains unremedied, the trustee, any credit enhancement provider, if applicable, or noteholders evidencing at least a majority of the voting rights of the then outstanding notes may terminate all the rights and obligations of the servicer, at which time a backup servicer that is identified in the transaction documents or a successor servicer appointed by the controlling party identified in the transaction documents will succeed to all the responsibilities, duties and liabilities of the servicer (except as set forth in the related transaction documents) and will be entitled to similar compensation arrangements which will be set forth in the related transaction documents. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the noteholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer that is able to service the automobile loan contracts in accordance with the terms of the transaction documents. The trustee may make arrangements for compensation to be paid to the successor servicer, which may be greater than the servicing compensation payable to the servicer under the related transaction documents only to the extent set forth therein.

Waiver of Past Defaults

With respect to each issuing entity, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, if applicable, noteholders evidencing at least a majority of the voting rights of the then outstanding notes may, on behalf of all noteholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the noteholders’ rights with respect to subsequent defaults.

Amendment

The transaction documents may be amended, without the noteholders’ consent for the purpose of adding, changing or eliminating any provisions of the transaction documents or of modifying in any manner the rights of the noteholders so long as the issuing entity receives an opinion of counsel that is acceptable to the trustee and any related credit enhancement provider that the amendment does not materially and adversely affect the noteholders. The sponsor, the servicer, and the trustee with the consent of noteholders evidencing at least a majority of the voting rights of the then outstanding notes may amend the transaction documents to add, change in any manner, or eliminate any provisions of the transaction documents or to modify in any manner the rights of the noteholders, including provisions that would adversely affect the ratings of the notes; provided, however, that, without the consent of all related noteholders, no amendment may:

•

increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loan contracts or distributions that are required to be made for the benefit of the noteholders; or

•	reduce the percentage of notes which are required to consent to any such amendment.

Events of Default

Events of default for each series of notes will be set forth in the related prospectus supplement. For series of notes that benefit from a financial guaranty insurance policy, typically the only events of default under the transaction documents will be certain “insurance agreement events of default,” unless and until a financial guaranty insurer default has occurred and is continuing. For each series of notes, the events of default and, for series of notes that benefit from a financial guaranty insurance policy, the insurance agreement events of default for each series of notes will include:

•	default in the payment of interest on any note when the same becomes due and payable, which default remains uncured for a specified number of days;

•	default in the payment of principal on any note when the same becomes due and payable;

•

default in the observance or performance of any covenant or agreement of the issuing entity set forth in the transaction documents or any representation or warranty of the issuing entity made in a transaction document proving to have been incorrect in any material respect at the time it was made, which default is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated, for a specified number of days (or for a longer period as may be reasonably necessary to cure such default) after the issuing entity is notified of such default;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing with respect to a series of notes, those notes may become immediately due and payable at par, together with accrued interest thereon, and the trust property may be liquidated to retire the notes. As set forth in the related prospectus supplement, the rights to declare or waive an event of default and to direct the liquidation of trust property or to exercise other remedies following the declaration of an event of default will be held by the trustee, who generally will be permitted to act only at the direction of a specified percentage of the noteholders, or, if applicable and if no financial guaranty insurer default has occurred and is continuing, the financial guaranty insurer. If an event of default has occurred and is continuing, the trustee, upon knowledge or notice thereof, must mail to each noteholder and the insurer notice of the event of default within 90 days after such notice or knowledge occurs.

Termination

With respect to each issuing entity, the obligations of the servicer, the sponsor and the trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

•	the final payment to noteholders.

If the pool balance of the automobile loan contracts is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer or the depositor will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a distribution date, all remaining automobile loan contracts at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the notes plus accrued and unpaid interest thereon. The notes will be redeemed following such purchase.

The prospectus supplement with respect to a series of notes may indicate that within a specified number of days following a distribution date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement and transaction documents, the trust collateral agent or trustee will solicit bids for the purchase of the automobile loan contracts then owned by the issuing entity. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trust collateral agent or trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loan contracts remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the issuing entity or the noteholders as sellers of the automobile loan contracts.

Any outstanding notes of the related series of notes will be redeemed concurrently with either of the events specified above.

Material Legal Aspects of the Automobile Loan Contracts

General

The transfer of automobile loan contracts by the sponsor or the depositor to the issuing entity, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent’s or the trustee’s rights in the automobile loan contracts. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and then were to take possession of the automobile loan contract, the purchaser would acquire an interest in the automobile loan contract superior to the issuing entity’s interest. No entity will take any action to perfect the trust collateral agent’s or the trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loan contracts have been originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales automobile loan contracts or by promissory notes with a security interest in the vehicle. The installment sales automobile loan contracts and promissory notes with a security interest are either chattel paper under the UCC or, with respect to installment sales automobile loan contracts and promissory notes with a security interest that are generated in an electronic format, electronic chattel paper under the UCC.

Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

The sponsor will sell and assign the automobile loan contracts it has originated or acquired and its security interests in the vehicles to the depositor, which shall sell such automobile loan contracts and the related security interests to the related issuing entity or to a trust collateral agent or trustee on behalf of the issuing entity. The issuing entity will grant an interest in the automobile loan contracts, the security interests in the vehicles and related property to the trust collateral agent or the trustee on behalf of the noteholders.

The related prospectus supplement will specify that, because of the administrative burden and expense, the sponsor, the servicer, the trust collateral agent or the trustee will not amend any physical or electronic certificate of title to identify the trust collateral agent or trustee as the new secured party on the certificates of title. Regardless of whether the certificates of title are amended, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the depositor, the issuing entity and the trust collateral agent or the trustee. Further, although the trust collateral agent or trustee will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, the servicer will continue to hold the automobile loan contracts and any certificates of title (or electronic evidence of the certificates of title) in its possession as custodian for the trust collateral agent or trustee or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loan contracts on behalf of the trust collateral agent or the trustee. This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis that their security interest is perfected by possession.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

•

depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•

in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•

if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the trust collateral agent or trustee effectively conveys the sponsor’s security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent or trustee will succeed to the sponsor’s rights as secured party.

Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent or trustee, the trust collateral agent’s or the trustee’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor’s, an originating affiliate’s or a titled third-party lender’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor or the depositor will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the sponsor, the related originating affiliate or the related titled third-party lender failed to obtain a first priority perfected security interest, the sponsor’s, the originating affiliate’s or the titled third-party lender’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the sponsor’s or the depositor’s representations and warranties and would trigger the sponsor or the depositor’s obligation to repurchase these automobile loan contracts from the issuing entity unless the breach were cured.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To reregister a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of reregistration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The transaction documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold any physical certificates of title for the vehicles and will maintain records relating to electronic certificates of title as custodian for the trust collateral agent or trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in all vehicles.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trust collateral agent’s or the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract. No notice will be given to the trust collateral agent or the trustee or any noteholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

Repossession

In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. In those states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan contract;

•	accrued interest on the automobile loan contract;

•

the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loan contracts.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s automobile loan contract. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be

“commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Fair Debt Collection Practices Act;

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent’s or the trustee’s ability to enforce consumer finance loans such as the automobile loan contracts.

The FTC’s so-called “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit support, could result in losses to noteholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

The sponsor or the depositor will represent and warrant that each automobile loan contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the sponsor or the depositor violated any law and the claim materially and adversely affects the trust collateral agent’s or the trustee’s interest in an automobile loan contract, the violation would create an obligation of the sponsor or the special-purpose finance subsidiary, if any to repurchase the automobile loan contract unless the violation were cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the Relief Act, the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be effected. Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loan contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to noteholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the notes. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor’s period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the notes. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to noteholders.

Material Federal Income Tax Consequences

General

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the notes offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some noteholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; noteholders that hold their notes as part of a hedge, straddle, appreciated financial position or conversion transaction; and noteholders that will hold their notes as other than capital asset notes may be subject to special rules that are not discussed below or in the related prospectus supplement.

Potential noteholders are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the notes.

Katten Muchin Rosenman LLP, as tax counsel to the depositor, has provided its opinion of the federal income tax consequences of an investment in notes offered by this prospectus. With respect to each class of notes, tax counsel will deliver its opinion with respect to federal tax matters for that class of notes prior to the issuance of the notes. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that class of notes.

The following discussion addresses in greater detail securities of three general types:

•	“grantor trust securities”, representing interests in a grantor trust;

•	“debt securities”, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying automobile loan contracts; and

•	“partnership interests”, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended or the Code.

Grantor Trust Securities

In the opinion of Katten Muchin Rosenman LLP:

—	each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

—	each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loan contracts included in the grantor trust.

A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loan contracts constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security”. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loan contracts constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a “grantor trust strip security”.

Taxation of Beneficial Owners of Grantor Trust Securities

Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loan contracts, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner’s miscellaneous itemized deductions exceeds 2% of a beneficial owner’s adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

Beneficial owners of grantor trust strip securities will generally be required to treat the notes as “stripped coupons” under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a note over the amount paid for a note as original issue discount and to include a discount in income as it accrues over the life of a note. See “Discount and Premium,” below.

Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of notes. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a note, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting, as described below under “Discount and Premium.” However, the coupon stripping rules will not apply, if:

•	the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loan contracts; and

•

the difference between the outstanding principal balance on the note and the amount paid for a note is less than 0.25% of the principal balance times the weighted average remaining maturity of the note.

Sales of Grantor Trust Securities

Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loan contracts and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service or the IRS as and when required to do so by law.

Debt Securities

In the opinion of Katten Muchin Rosenman LLP, debt securities will be:

•

issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes;

•	will be treated as indebtedness for federal income tax purposes; and

•

will not be treated as ownership interests in the automobile loan contracts or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “Discount and Premium,” below.

Taxation of Beneficial Owners of Debt Securities

If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner’s basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sales of Debt Securities

If a beneficial owner of a debt security sells or exchanges the note, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the note. The adjusted basis in the note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the depositor’s gross income regarding the note and reduced by the payments previously received on the note, other than payments of qualified stated interest, and by any amortized premium.

In general, except as described in “Discount and Premium — Market Discount,” below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the note as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the note has been held for more than one year.

Debt Securities Reporting

The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loan contracts and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

In the opinion of Katten Muchin Rosenman LLP:

•	each partnership interest will be issued by a trust which is treated as a partnership for federal income tax purposes; and

•	each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loan contracts.

Taxation of Beneficial Owners of Partnership Interests

If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying automobile loan contracts. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the issuing entity, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See “Backup Withholding and Information Reporting” and “Foreign Investors” below.

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a noteholder under the Code.

Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the depositor’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the noteholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had.

Based on an exception to the new mandatory basis adjustment rule, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of automobile loan contracts or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting

The trustee is required to:

(1)     keep complete and accurate books of the trust;

(2)     file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

(3)     report each beneficial owner’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

(a)     the name, address and taxpayer identification number of the nominee; and

(b)     as to each beneficial owner:

(1)       the name, address and identification number of the person;

(2)       whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

(3)       information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the trust.

Discount and Premium

A note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

In very general terms:

•

original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues, regardless of the beneficial owner’s regular method of accounting, using a constant yield method;

•	market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the note, or upon a sale of a note; and

•	if a beneficial owner elects, premium may be amortized over the life of the note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

In general, a note will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a note is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a note that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the note. The stated redemption price at maturity of any other note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the closing date to the first distribution date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the notes.

Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the note multiplied by its weighted average life. The weighted average life of a note is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

(1)      the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loan contracts prepay at the rate specified in the related prospectus supplement, the “Prepayment Assumption”; by

(2)      a fraction, the numerator of which is the amount of the distribution and the denominator of which is the note’s stated redemption price at maturity.

Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the note and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable notes. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of notes will be based on (1) the prepayment assumption, and (2) in the case of a note calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The depositor anticipates that the prepayment assumption for each series of notes will be consistent with this standard. The depositor makes no representation, however, that the automobile loan contracts for a given series of notes will prepay at the rate reflected in the prepayment assumption for that series of notes or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the notes.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its note for each day during its taxable year on which it held the note.

For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” Original issue discount calculations must be based on accrual periods of no longer than one year either:

(1)	beginning on a distribution date, or, in the case of the first period, the closing date, and ending on the day before the next distribution date; or

(2)	beginning on the next day following a distribution date and ending on the next distribution date.

Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

(a)	the sum of (1) the present values of all the distributions remaining to be made on the note, if any, as of the end of the accrual period and (2) the distribution made on the note during the accrual period of amounts included in the stated redemption price at maturity; over

(b)	the adjusted issue price of the note at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

(1)	the yield to maturity of the note, calculated as of the closing date, giving effect to the prepayment assumption;

(2)	events, including actual prepayments, that have occurred prior to the end of the accrual period;

(3)	the prepayment assumption; and

(4)	in the case of a note calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the note.

The adjusted issue price of a note at any time will equal the issue price of the note, increased by the aggregate amount of previously accrued original issue discount with respect to the note, and reduced by the amount of any distributions made on the note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the notes should consult their own tax advisors concerning the treatment of negative accruals.

A subsequent purchaser of a note that purchases the note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the note, the daily portion of original issue discount with respect to the note, but reduced, if the cost of the note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the note for all days on or after the day of purchase.

Market Discount

A beneficial owner that purchases a note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the note, or, in the case of a note with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the note not previously included in income. For notes that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a note may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the note, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of notes information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a note will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the note and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

A purchaser of a note that purchases the note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a “premium note”, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as “amortizable bond premium.” If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to that period based on the premium note’s yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

(1)	a beneficial owner must include the full amount of each interest payment in income as it accrues; and

(2)	the premium must be allocated to the principal distributions on the premium note and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium note.

Special Election

A beneficial owner may elect to include in gross income all “interest” that accrues on the note by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Potential noteholders are encouraged to consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

Distributions of interest and principal, as well as distributions of proceeds from the sale of notes, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner. For payments made after December 31, 2011, the trustee may be required to report annually to the IRS the amount of interest paid on the notes to corporations that are not tax-exempt organizations. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions.

Foreign Investors

Grantor Trust Securities and Debt Securities

Distributions made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

(a)      the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the note;

(b)      the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

(c)      the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign noteholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons are encouraged to consult their own tax advisor regarding the application to them of the withholding regulations.

Payments to Foreign Financial Institutions and Certain Other Foreign Entities.

After December 31, 2012, a 30% withholding tax generally will apply to payments of interest on, and gross proceeds from the disposition of, notes issued after March 18, 2012, that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax generally will not apply where such payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required such agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions.

State and Local Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the notes. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders are encouraged to consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the notes offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, “plan assets”.

In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code. Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any financial guaranty insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of notes by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in notes without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. In addition, any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Plan Assets

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code. The “plan asset regulations” provide that if a plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply.

The notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

Prohibited Transaction Exemptions

Underwriter Exemptions

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•

certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include securities representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust or owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity. Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the note price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of notes issued by the same issuing entity, unless the securities are issued in a “designated transaction”;

•

at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard & Poor’s Ratings Services, Inc., a Standard & Poor’s Financial Services LLC

business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc.;

•	the trustee must not be an affiliate of any other member of the “restricted group”, other than the underwriter;

•

the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity’s sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•

in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre- funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

The issuing entity must also meet the following requirements:

•	the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

•

securities evidencing interests in the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of notes;

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of notes.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or automobile loan contracts contained in the issuing entity; provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of notes in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or automobile loan contracts contained in the issuing entity; and

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the notes of that class outstanding at the time of acquisition.

In addition, prior to the issuance of the securities, the issuing entity must receive a legal opinion to the effect that the securityholders will have a perfected security interest in the issuing entity’s assets.

The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity’s sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or automobile loan contracts included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity’s assets, any financial guaranty insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

Investor-Based Exemptions

In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•

the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.

Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the notes will be covered by either a Department of Labor prohibited transaction class exemption or the statutory exemption under Section 408(b)(17) of ERISA and Section  4975(d)(20) of the Code.

Consultation with Counsel

The prospectus supplement will provide further information that plans should consider before purchasing the notes. A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding:

•	whether the issuing entity’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in notes is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

The issuing entity will offer the notes offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the sponsor from the sale.

The sponsor intends that notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re- offering by underwriters;

•	By placements by the sponsor with institutional investors through dealers;

•	By direct placements by the sponsor with institutional investors; and

•	By competitive bid.

In addition, notes may be offered in whole or in part in exchange for the automobile loan contracts — and other assets, if applicable — that would comprise the trust property.

If underwriters are used in a sale of any notes, other than in connection with an underwriting on a best efforts basis, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The notes will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

In connection with the sale of the notes, underwriters may receive compensation from the sponsor or from purchasers of the notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from the sponsor and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the sponsor.

It is anticipated that the underwriting agreement pertaining to the sale of notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the notes if any are not purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

The related prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of notes.

Purchasers of notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

Certain legal matters relating to the issuance of the notes of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Katten Muchin Rosenman LLP, New York, New York, or other counsel specified in the related prospectus supplement.

Incorporation by Reference

The sponsor will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the notes offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the sponsor will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of any significant credit enhancement provider or derivative counterparty, if applicable, if not attached to the related prospectus supplement, may also be incorporated by reference.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission — see “Where You Can Find More Information” in the related prospectus supplement.

Financial Information

Certain specified trust property will secure each series of notes, however, no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the notes, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any, or derivative counterparty, if any.